UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

 the Securities Exchange Act of 1934

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RBC BEARINGS INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RBC Bearings Incorporated

One Tribology Center

Oxford, Connecticut 06478

July 29, 2016

To our Stockholders:

You are cordially invited to attend the RBC Bearings Incorporated annual meeting of stockholders at 9:00 a.m., local time, on September 12, 2016 at the offices of RBC Bearings Incorporated, Building B, 102 Willenbrock Road, One Tribology Center, Oxford, CT 06478. The attached Notice of Annual Meeting and Proxy Statement describes all known items to be acted upon by stockholders at the meeting.

It is important that your shares are represented at the annual meeting, whether or not you plan to attend. To ensure your shares will be represented, we ask that you vote your shares using the enclosed proxy form for registered stockholders or the proxy voting instruction form for stockholders who hold shares through a broker or other nominee. If you vote by internet or telephone, it is not necessary for you to return your proxy form or voting instruction form in the mail. Please vote your shares as soon as possible.

If you are a registered stockholder and plan to attend the annual meeting, you will be required to present the detachable bottom portion of the enclosed proxy form to gain admission. If you hold shares through a broker or other nominee, you will be required to present a current statement from that institution showing an RBC Bearings Incorporated stockholding. Please note that the document evidencing your shareholdings, to be used to gain entry to the meeting, is non-transferable.

Please vote your shares promptly and join us at the meeting.

Sincerely,

Dr. Michael J. Hartnett

Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

The 2016 annual meeting of stockholders of RBC Bearings Incorporated will be held at Building B, 102 Willenbrock Road, One Tribology Center, Oxford, CT 06478, on Monday, September 12, 2016, beginning at 9:00 a.m. local time. At the meeting, the holders of the Company’s outstanding common stock will consider and vote on the following matters:

(1)	the election of one director in Class II to serve a term of one year and the election of three directors in Class I to serve a term of three years;

(2)	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2017;

(3)	to consider a resolution regarding the stockholder advisory vote on named executive officer compensation;

(4)	to consider a resolution proposed by CalPERS to replace the Company’s plurality voting standard for election of directors with a majority voting standard; and

(5)	any other matter that may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on July 15, 2016 are entitled to notice of and to vote at the annual meeting and at any postponements or adjournments thereof. The directions to the meeting can be found in Appendix A of the attached proxy statement.

YOUR VOTE IS IMPORTANT:

Whether or not you expect to be present at the meeting, please vote your shares by following the instructions on the enclosed proxy card or voting instruction card.  If your shares are held in the name of a bank, broker or other recordholder, you may be able to vote by telephone or internet.  Their procedures should be described in the voting form they send you. Any person voting by proxy has the power to revoke it at any time prior to its exercise at the meeting in accordance with the procedures described in the accompanying proxy statement.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and seating will begin at 8:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will also need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras (including cellular phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

By order of the Board of Directors,

Dr. Michael J. Hartnett
Chairman and Chief Executive Officer

July 29, 2016

ONE TRIBOLOGY CENTER

 OXFORD, CONNECTICUT 06478

ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 12, 2016

PROXY STATEMENT

The Board of Directors (the “Board”) of RBC Bearings Incorporated (the “Company”) is soliciting proxies from its stockholders to be used at the annual meeting of stockholders to be held on Monday, September 12, 2016, beginning at 9:00 a.m., local time, at Building B, 102 Willenbrock Road, One Tribology Center, Oxford, CT 06478, and at any postponements or adjournments thereof. This proxy statement, a proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended April 2, 2016 are being mailed, or made available via the internet as described below,  to stockholders on or about July 29, 2016.  The fiscal years ended March 31, 2012 , March 30, 2013, March 29, 2014, March 28, 2015, April 2, 2016 and April 1, 2017 are referred to respectively as “fiscal 2012” , “fiscal 2013”, “fiscal 2014” , “fiscal 2015” ,“,fiscal 2016” and “fiscal 2017” in this proxy statement.

This year, the Company is furnishing proxy materials to stockholders via the internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report as well as how to submit your proxy over the internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials included in the Notice. We plan to mail the Notice to stockholders on or about July 29, 2016. We will also continue to mail a printed copy of this proxy statement and form of proxy to certain stockholders and we expect that mailing to also begin on or about July 29, 2016.

ABOUT THE ANNUAL MEETING

Why did I receive these materials?

We are soliciting proxies for the 2016 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of our common stock on July 15, 2016 (the “Record Date”), and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board and committees thereof, the compensation of directors and executive officers and other information that the Securities and Exchange Commission (the “SEC”) requires us to provide annually to our stockholders.

How may I obtain RBC Bearings’ 10-K and other financial information?

A copy of our 2016 Annual Report, which includes our 2016 Form 10-K, is enclosed and incorporated by reference herein.

Stockholders may request another free copy of our 2016 Annual Report, which includes our 2016 Form 10-K, from:

Corporate Secretary

RBC Bearings Incorporated

One Tribology Center

Oxford, CT 06478

We will also furnish any exhibit to the 2016 Form 10-K if specifically requested. Stockholders may also find other filings with the SEC and corporate governance and other information on the investor relations page of our website at http://investor.rbcbearings.com/.

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting of Stockholders. In addition, management will be available to respond to appropriate questions from stockholders.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the annual meeting. If you were a stockholder of record on the Record Date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

How many votes do I have?

You will be entitled to one vote for each outstanding share of RBC Bearings Incorporated common stock you owned as of the Record Date on each matter considered at the meeting. As of July 15, 2016, there were 23,466,951 shares of the Company’s common stock outstanding and eligible to vote. There is no cumulative voting.

Who can attend the meeting?

Subject to space availability, all stockholders as of the Record Date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and seating will begin at 8:30 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will also need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or internet, indicating your plans when prompted.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of the common stock outstanding on the Record Date will constitute a quorum, permitting the conduct of business at the meeting. As of July 15, 2016, 23,466,951 shares of common stock, representing the same number of votes, were outstanding and eligible to vote. Thus, the presence of the holders of common stock representing at least 11,733,476 votes will be required to establish a quorum.

Proxies received by the Company but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How do I vote?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted. You can vote by proxy by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope.

If you hold your shares in “street name,” you must either direct the bank, broker or other record holder of your shares as to how to vote your shares, or obtain a proxy from the bank, broker or other record holder to vote at the meeting. Please refer to the voter instruction cards used by your bank, broker or other record holder for specific instructions on methods of voting, including by telephone or using the internet.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then the individuals named on the proxy card will vote your shares in accordance with the recommendations of the Board. The Board and management do not now intend to present any matters at the annual meeting other than those outlined in the Notice of the Annual Meeting of Stockholders.  Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals named on the proxy card discretionary authority to vote the shares represented by such proxy on such other matter in the manner they consider appropriate.

If you do not specify on the enclosed proxy card that is sent to the Company (or when giving your proxy over the internet or telephone) how you want to vote your shares, the proxy holders will vote them “FOR” the election of all nominees for director as set forth under Item 1, “FOR” the ratification of the appointment of the independent registered public accounting firm under Item 2,”FOR” the approval of the resolution regarding the stockholder advisory vote on named executive officer compensation under Item 3, and “AGAINST” the resolution proposed by CalPERS to replace the Company’s plurality voting standard for election of directors with a majority voting standard under Item 4.

Can I change my vote after I return my proxy card?

Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing with the Secretary of the Company a notice of revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Who counts the votes?

Votes will be counted by employees of Broadridge Financial Solutions, Inc. (“Broadridge”) and certified by the Inspector of Election present at the meeting.  If you are a stockholder of record, your signed proxy card is returned directly to Broadridge for tabulation. If you hold your shares in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will return one proxy card to Broadridge on behalf of all of its clients.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote FOR each of the proposals.

Will stockholders be asked to vote on any other matters?

To the knowledge of the Company and its management, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

What vote is required to approve each item?

Election of Directors.   Directors are elected (Item 1) by a plurality of the votes cast at the meeting. Each share of our common stock is entitled to one vote for each of the director nominees. A properly executed proxy marked “withhold authority”, with respect to the election of one or more directors, will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Approval of Independent Registered Public Accounting Firm.   The ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal 2017 (Item 2) requires the affirmative vote of the majority of the votes cast.

Approval of the “Say on Pay” proposal. The approval of the resolution regarding the stockholder advisory vote on named executive officer compensation in the “Say on Pay” proposal (Item 3) requires the affirmative vote of the majority of the votes cast.

Approval of the “CalPERS” proposal. The approval of the resolution proposed by CalPERS to replace the Company’s plurality voting standard for election of directors with a majority voting standard (Item 4) requires the affirmative vote of the majority of the votes cast.

A properly executed proxy marked “abstain” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

How are votes counted?

In the election of directors, you may vote ”FOR” the nominee or your vote may be “WITHHELD” with respect to the nominee. You may not cumulate your votes for the election of directors.

For the ratification of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal 2017 (Item 2) the stockholder advisory vote on named executive officer compensation in the “Say on Pay” proposal (Item 3) and the resolution proposed by CalPERS to replace the Company’s plurality voting standard for election of directors with a majority voting standard (Item 4) you may vote “FOR,” “AGAINST” or “ABSTAIN.”

If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”  If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.

If you hold your shares in “street name” through a broker, bank or other nominee rather than directly in your own name, then your broker, bank or other nominee is considered the stockholder of record, and you are considered the beneficial owner of your shares. The Company has supplied copies of its proxy materials for its 2016 annual meeting of stockholders to the broker, bank or other nominee holding your shares of record, and they have the responsibility to send these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares at the annual meeting. The broker, bank or other nominee that is the stockholder of record for your shares is obligated to provide you with a voting instruction card for you to use for this purpose. If you are a beneficial owner and your broker, bank or other nominee holds your shares in its name, the broker, bank or other nominee is permitted to vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, even if the broker, bank or other nominee does not receive voting instructions from you.

If the broker, bank or other nominee does not receive voting instructions from you, your shares may constitute “broker non-votes.”  Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered present and entitled to vote on that proposal. If a quorum is present at the annual meeting, the persons receiving the greatest number of votes will be elected to serve as directors. As a result, broker non-votes will not affect the outcome of the voting on the election of directors (Item 1) or the stockholder advisory vote on named executive officer compensation in the “Say on Pay” proposal (Item 3). Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum, but will not be considered voted with regard to or treated as present with respect to those proposals to which the broker non-votes relate. The ratification of the appointment of the Company’s independent registered public accounting firm (Item 2) requires the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. Brokers are allowed to vote on behalf of beneficial owners without instruction on Item 2, but are not permitted to vote on any other proposals without voting instructions from you.

Shares represented by proxies which indicate that the stockholders abstain as to the election of directors or to other proposals will be treated as being present for the purpose of determining the presence of a quorum and, other than for the election of directors and the number of votes cast with respect to each proposal. Consequently, an abstention will have the effect of a vote against with respect to proposals other than the election of directors.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Where can I find the voting results of the annual meeting?

The Company intends to announce the preliminary voting results at the annual meeting and publish the final results in its Current Report on Form 8-K which will be filed within four business days after the meeting.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, our Corporate Secretary must receive the written proposal at our principal executive offices no later than March 31, 2017. Such proposals also must comply with Rule 14a-8 of the SEC’s regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

RBC Bearings Incorporated

One Tribology Center

Oxford, CT 06478

For a stockholder proposal that is not intended to be included in our proxy statement, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of our common stock to approve the proposal and provide the information required by our by-laws and give timely notice to the Corporate Secretary in accordance with our by-laws, which, in general, require that the notice be received by the Corporate Secretary:

☐       Not less than 60 days prior to the next meeting, and

☐       Not more than 90 days prior to the next meeting.

In the event that less than 70 days’ notice or prior public announcement of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public announcement was made.

How may I recommend or nominate individuals to serve as directors?

You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth above.

In addition, our by-laws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must deliver timely notice of such stockholder’s intent to make such nomination in writing to the Corporate Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 nor more than 90 days prior to the date of the first anniversary of the previous year’s annual meeting. In the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. To be in proper form, a stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director at such meeting (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

How may I obtain a copy of RBC Bearings’ by-law provisions regarding stockholder proposals and director nominations?

You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Who can help answer my questions?

If you have any questions about the annual meeting or how to vote or revoke your proxy or if you need additional copies of this proxy statement or voting materials, you should contact:

Broadridge Financial Solutions, Inc.

Registered Client Services Department

C/O Sonya Murphy

51 Mercedes Way

Edgewood, NY 11717

P  631 592 6327

F  631 254 7733

Sonya.Murphy@broadridge.com

PROPOSALS SUBMITTED FOR STOCKHOLDER VOTE

ITEM 1: ELECTION OF DIRECTORS

The Board currently is composed of eight directors serving staggered three-year terms and divided into three classes: Class I currently consists of Dr. Thomas J. O’Brien, Edward D. Stewart and Daniel A. Bergeron, Class II consists of Richard R. Crowell, Mitchell I. Quain and Alan B. Levine and Class III consists of Dr. Michael J. Hartnett and Dr. Amir Faghri. Except as described herein with respect to Mitchell I. Quain, Class I, Class II and Class III directors will serve until our annual meetings of stockholders in 2016, 2018 and 2017, respectively. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class, and until the director’s successor is duly elected and qualified, or until the director’s resignation or removal.

Our Nominating and Corporate Governance Committee has nominated Mitchell I. Quain for re-election as a Class II director and has nominated Dr. Thomas J. O’Brien, Edward D. Stewart and Daniel A. Bergeron for re-election as Class I directors. Our Nominating and Corporate Governance Committee reviewed the qualifications of the nominees for election to these classes, and unanimously recommended that these nominees be submitted for election or re-election to the Board.. The term of office of the Class I directors expires in 2016. Mitchell I. Quain is currently a director of RBC Bearings Incorporated and was appointed to the Board in September, 2011.Dr. Thomas J. O’Brien is currently a director of RBC Bearings Incorporated and was appointed to the Board in February, 2006. Edward D. Stewart is currently a director of RBC Bearings Incorporated and was appointed to the Board in June, 2013. Daniel A. Bergeron is currently a director of RBC Bearings Incorporated and was appointed to the Board in June, 2013. If elected at the annual meeting, the Class I nominee would serve until the 2017 annual meeting and the Class II nominees would serve until the 2019annual meeting and until their successors are duly elected and qualified, or until the director’s resignation or removal.

For a stockholder to nominate an individual for director at the 2017 annual meeting, the stockholder must follow the procedures outlined below under the caption “Stockholder Proposals and Director Nominations for the 2017 Meeting.” Stockholders may also nominate a director to be considered by the Board for recommendation to the stockholders in the Company’s proxy statement for the 2017 annual meeting by following the procedures outlined below under the caption “Director Nominations to be Considered by the Board.”

If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted for the persons recommended by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

If any nominee named herein for election as a director should for any reason become unavailable to serve prior to the annual meeting, the Board will, prior to the annual meeting, (i) reduce the size of the Board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person and vote in favor of the new candidate all shares represented by stockholder proxies received by the Board, unless authority to vote for all candidates nominated by the Board is withheld, or (iii) leave the place vacant to be filled at a later time.

Information regarding the nominees, as of July 1, 2016, is set forth below, including his age, the period he has served on the Board and the nominee’s business experience. The information presented below for the director nominee and the directors continuing in office has been furnished to the Company by such persons.

The following paragraphs provide information as of the date of this proxy statement about each nominee for director. The information presented includes information each director has provided us about his age (as of July 1, 2016), all positions he holds, his principal occupation and business experience for the past five years and the names of other publicly-held companies for which he currently serves as a director or has served as a director during the past five years. We have also provided below information regarding additional experience, qualifications, attributes and skills that lead our Board to the conclusion that each person should serve as a director. In addition to the information set forth below, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and ability to exercise sound judgment, as well as a commitment of service to our Company and our Board.

Nominee for Election in Class II for a One-year Term Expiring at Our 2017 Annual Meeting

Mitchell I. Quain has been a director since September, 2011. He is a Senior Advisor to the Carlyle Group and was a Partner of One Equity Partners, a private investment firm until December, 2011. From 2006 to 2010, he was a Senior Director of ACI Capital Corp. From 2002 to 2005, he was Chairman of Register.Com, Inc., an internet services provider, and from 1997 to 2001 he was employed with ABN AMRO and its predecessors in several capabilities including Vice Chairman. Mr. Quain has a B.S.E.E. in electrical engineering from the University of Pennsylvania and an M.B.A. degree from the Harvard Business School and is a Chartered Financial Analyst. Previously Mr. Quain served on the Boards of publicly traded AstroMed, Inc., DeCrane Aircraft Holdings, Inc., Handy & Harman, Heico Corporation, Mechanical Dynamics, Inc., Titan International, Inc., Magnetek, Inc. and Tecumseh Products Company. Mr. Quain is currently a Director of Hardinge Inc. and Jason Industries, Inc.. Mr.Quain's academic background, 30 years of investing experience, working knowledge of capital markets gained from his experiences as an investment banker and his knowledge and experience as a Chartered Financial Analyst qualify him as a "Financial Expert" for the Audit Committee. In addition, his service as a director of other publicly traded industrial products manufacturers are valuable resources to the Board. This collective background and experience makes him an excellent candidate as a member of our Audit Committee and Board.

Nominees for Election in Class I for a Three-year Term Expiring at Our 2019 Annual Meeting

Dr. Thomas J. O’Brien has been a director and Audit Committee member since February, 2006. Dr. O’Brien has served as a professor at the University of Connecticut since 1986 and as the Head of the Finance Department from 1999 until 2007. Prior to this, Dr. O’Brien held positions at the University of North Carolina-Chapel Hill, Duke University, University of North Carolina-Charlotte and Florida State University. In addition to Dr. O’Brien’s distinguished career as a professor, he has also written several books and has co-authored numerous papers and articles covering topics in finance. Dr. O’Brien earned a Bachelor of Arts degree in Economics from Davidson College. He received his MBA from the University of Pennsylvania and holds a PhD in Finance from the University of Florida. When he was elected as a director, Dr. O’Brien had established an impressive academic record in finance, and was Head of the Finance Department at the University of Connecticut. Dr. O’Brien provides the Company with a wealth of valuable academic finance knowledge and executive experience which qualifies him as a "Financial Expert" for the Audit Committee. His continuing association with the University of Connecticut provides the Company and the Audit Committee and the Board with a valuable state of the art finance resource. This collective background and experience makes him an excellent candidate as a member of our Audit Committee and Board.

Edward D. Stewart has been a director since June, 2013. Mr. Stewart is the former Chairman of the Board of ATC Technology Corporation and has served on other company Boards and Audit Committees. Mr. Stewart has many years of financial and operational experience with General Electric Company including as Executive Vice President of GE Capital and Chief Financial Officer of a number of other GE businesses. Mr. Stewart is currently a member of the Board of Directors of Nordstrom fsb, a wholly owned subsidiary of Nordstrom, Inc. and a member of its Audit and Investment Committees. Mr. Stewart earned a Bachelor of Arts, Economics degree from Tufts University. His extensive financial experience qualifies him as a "Financial Expert" for the Audit Committee. In addition, his service as a director of other publicly-traded and private companies are valuable resources to the Board. This collective background and experience makes him an excellent candidate as a member of our Audit Committee and Board.

Daniel A. Bergeron has been a director since June, 2013 and has been with the Company for 13 years. He joined us in May, 2003 as Vice President, Finance. On August 5, 2003, he was appointed Vice President and Chief Financial Officer and Secretary. From November, 2002 through May, 2003, he served as Vice President and Chief Financial Officer of Allied Healthcare International, Inc., a publicly-held provider of healthcare staffing services. Mr. Bergeron served as Vice President and Chief Financial Officer at Paragon Networks International, Inc., a telecommunications company, from June, 2000 to October, 2002. From April, 1998 to February, 2000, he served as Vice President and Chief Financial Officer of Tridex Corporation, a publicly-held software company. From July, 1987 to March, 1998, Mr. Bergeron held various financial reporting positions with Dorr-Oliver Inc., an international engineering and manufacturing company, including Vice President and Chief Financial Officer. Mr. Bergeron holds a B.S. in Finance from Northeastern University and a M.B.A. from the University of New Haven. Mr. Bergeron provides our Board with significant financial leadership and executive experience.  His proven leadership capability and his strong knowledge of the complex financial and operational issues facing mid-sized companies provides the Board with a unique and necessary perspective. This collective background and experience makes him an excellent candidate as a member of our Board.

Vote Required

Directors are elected by a plurality of the votes cast at the meeting. Accordingly, Mr. Quain, Dr. O’Brien, Mr. Stewart and Mr. Bergeron will be elected if they receive more votes than any other nominees for a place on the Board.

The Board recommends a vote FOR the election to the Board of Directors of the nominees listed above.

ITEM 2: THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017.

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for our fiscal 2017 year, and has further directed that the Board submit the selection of Ernst & Young LLP for ratification by the stockholders at the annual meeting. During fiscal 2016, Ernst & Young LLP served as the Company’s independent registered public accounting firm and also provided certain tax services. See “Principal Accountant Fees and Services” below.

This proposal is put before the stockholders because the Audit Committee and the Board believe that it is good corporate practice to seek stockholder ratification of the Audit Committee’s appointment of the independent registered public accounting firm. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will consider the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent registered public accounting firm at any time during the year if it determines that such an appointment would be in the best interests of our Company and our stockholders. Representatives of Ernst & Young LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Vote Required

Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2017 requires the affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal.

The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2017.

ITEM 3: NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The Exchange Act requires the Company to hold a separate non-binding advisory stockholder vote (commonly known as a “Say on Pay” proposal) to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

At last year’s annual meeting, 35% of stockholder votes supported the advisory vote to approve executive compensation. The Company is committed to the interests of its stockholders and the delivery of long-term value through appropriate executive pay programs and governance actions that attract, motivate and retain a highly-qualified executive team. As part of this commitment, we intend to continue to maintain an ongoing dialogue with our stockholders to address any continued concerns they may have.

The Company objective is to ensure its compensation programs:

•	Drive outstanding Company performance.

•	Properly align CEO pay to Company performance.

•	Ensure that no problematic pay practices exist (such as excessive change-in-control or severance packages, benchmarking compensation above peer medians, repricing or backdating of options or excessive perquisites or tax gross-ups).

•	Reflect appropriate communication with and responsiveness to shareholders.

During fiscal 2013 a number of changes were made to the Company’s compensation programs, which took account of feedback from our stockholders, including:

1. Targeting a 50th percentile market positioning: Since fiscal 2014, the Company changed its targeted positioning of annual performance bonus and long-term incentive awards from the 60 th percentile of the Company’s selected peer group to the median of the Company’s selected peer group. Thus all elements of executive officer compensation are now targeted to the 50 th percentile of the Company’s selected peer group.

2. Selecting compensation peers based on a range of relevant factors: The Company’s selected peer group is intended to ensure that the Company is not compared to other companies on an arbitrary basis and is not inappropriately limited based on GICS industry classifications. The Company’s selected peer group takes into consideration a number of relevant factors, such as membership in the highly engineered product/manufacturing industries, revenue ranges, market capitalization and eight digit GICS codes for Company selected peers.

3. Updating the CEO’s employment agreement: The Company’s employment agreement with Dr. Hartnett was amended effective as of fiscal 2014 to eliminate any guaranteed minimum annual increase in Dr. Hartnett’s base salary and any discretionary performance bonus. Since fiscal 2014, Dr. Hartnett’s annual performance bonus is determined by a formula based on the Company’s performance in relation to an approved operating plan.

4. Making all CEO long-term incentive awards performance-based: Since fiscal 2014, all grants of stock options, restricted stock, or restricted stock units to Dr. Hartnett are made pursuant to a pay for performance based program with no discretionary awards.

5. Adopting Stock Ownership Guidelines: The Board of Directors approved stock ownership guidelines for Non-Employee Independent Directors and for the Company’s Executive Officers.

6. Prohibiting share recycling and adopting share grant limits: The 2013 Long Term Incentive Plan was modified to prohibit share recycling, to limit the number of shares that may be used for restricted stock or restricted stock unit grants under the Plan to fifty percent (50%) of the total authorized number of Shares pursuant to the Plan, and to limit the expiration date of any stock option granted under the Plan to no more than seven years from the date it is granted.

7. Adopting clawback provisions: The Board of Directors approved an Executive Compensation Clawback Policy applicable to all Executive Officers.

As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, the Company’s compensation program is designed to reward executives based on favorable performance and results.  Compensation policies and plans (including benefits) are designed to attract and retain top quality and experienced executives by providing the opportunity to earn competitive cash compensation based on corporate, business unit and individual performance, plus the opportunity to accumulate stock-based wealth commensurate with the long-term growth and value created for the Company’s stockholders.

Dr. Hartnett is the Company’s founder and has served as our Chief Executive Officer since 1992. Dr. Hartnett is widely regarded as a technology visionary and one of the industry’s most successful business executives. Under Dr. Hartnett’s leadership the Company’s revenues have grown from $82 million in fiscal 1996 to $597 million in fiscal 2016. Dr. Hartnett is also one of our significant stockholders, owning approximately 2.9% of the outstanding shares of our common stock, directly aligning his interests with those of all of our stockholders.

The Compensation Committee approved Dr. Hartnett’s compensation in the amounts disclosed in this proxy statement because he is not only our CEO with overall responsibility for our business strategy, operations and corporate vision, he is also our founder who has guided the Company for more than 25 years and who the Compensation Committee believes is extremely important to our success as a company. The Compensation Committee believes that given Dr. Hartnett’s role in our operations, strategy and growth, it is appropriate for Dr. Hartnett to receive competitive compensation that performs both retentive and incentivizing functions.

The Compensation Committee approved the specific compensation amounts for fiscal 2016 disclosed in this proxy statement based on our executive compensation philosophy and the Compensation Committee’s subjective evaluation of Dr. Hartnett’s performance, the unique contributions he makes to the Company as its founder and the various other factors described above. Dr. Hartnett was not present when the Compensation Committee deliberated or voted on his compensation.

The Company seeks to attract executive talent by offering competitive base salaries and annual and long-term performance incentive opportunities.  The Company provides incentives that promote both the short and long-term financial and strategic objectives of the Company. Achievement of short-term objectives is rewarded through base salary and annual performance incentives, while long-term incentive grants (primarily stock options and restricted stock) encourage executives to focus on and align themselves with the Company’s long-term goals as well. These incentives are based on financial objectives of importance to the Company, including revenue and earnings growth and creation of stockholder value. The Company’s compensation program also accounts for individual performance, which enables the Company to differentiate among executives and emphasize the link between personal performance and compensation.

The Board believes that our compensation program for our named executive officers is appropriately based upon our performance and the individual performance and level of responsibility of the executive officers. We explain this in more detail in the “Executive Compensation” section of this proxy statement.

We are asking our stockholders to indicate their support for our named executive officers’ compensation. This proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. The Company, our Board and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officers compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board has adopted a policy providing for annual “Say on Pay” advisory votes. Unless the Board modifies this policy, the next “Say on Pay” advisory vote will be held at our 2017 annual meeting of stockholders.

The Board of Directors recommends a vote FOR the approval of the Compensation of our Named Exective Officers.

ITEM 4

STOCKHOLDER PROPOSAL BY THE CALIFORNIA PUBLIC EMPLOYEES’ RETIREMENT SYSTEM (“CalPERS”)

The Secretary of the Company has received a written notice dated March 23, 2016 from CalPERS, as a shareholder, submitting a proposal for inclusion in the Company’s proxy materials pursuant to SEC Rule 14a-8 to introduce a resolution at the Company’s Annual Shareholders’ Meeting. As of July 15, 2016 CalPERS is the record holder of approximately 59,900 shares of common stock of the Company. The proposed resolution and a supporting statement are presented verbatim below.

SHAREOWNER PROPOSAL

RESOLVED, that the shareowners of RBC Bearings, Inc. (Company) hereby request that the Board of Directors initiate the appropriate process to amend the Company's articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareowners in uncontested elections. A plurality vote standard, however, will apply to contested director elections; that is, when the number of director nominees exceeds the number of board seats.

SUPPORTING STATEMENT

Is accountability by the Board of Directors important to you? As a long- term shareowner of the Company, CalPERS thinks accountability is of paramount importance. This is why we are sponsoring this proposal. This proposal would remove a plurality vote standard for uncontested elections that effectively disenfranchises shareowners and eliminates a meaningful shareowner role in uncontested director elections.

Under the Company's current voting system, a director nominee may be elected with as little as one affirmative vote because "withheld" votes have no legal effect. This scheme deprives shareowners of a powerful tool to hold directors accountable because it makes it impossible to defeat director nominees who run unopposed. Conversely, a majority voting standard allows shareowners to actually vote "against" candidates and to defeat reelection of a management nominee who is unsatisfactory to the majority of shareowners who cast votes. A substantial number of companies have already adopted this form of majority voting. More than 90% of the companies in the S&P 500 have adopted a form of majority voting for uncontested director elections. We believe the Company should join the growing number of companies that have adopted a majority voting standard requiring incumbent directors who do not receive a favorable majority vote to submit a letter of resignation, and not continue to serve, unless the Board declines the resignation and publicly discloses its reasons for doing so.

Majority voting in director elections empowers shareowners to clearly say "no" to unopposed directors who are viewed as unsatisfactory by a majority of shareowners casting a vote. Incumbent board members serving in a majority vote system are aware that shareowners have the ability to determine whether the director remains in office. The power of majority voting, therefore, is not just the power to effectively remove poor directors, but also the power to heighten director accountability through the threat of a loss of majority support. That is what accountability is all about.

CalPERS believes that corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. It is intuitive that, when directors are accountable for their actions, they perform better. We therefore ask you to join us in requesting that the Board of Directors promptly adopt the majority voting standard for uncontested director elections. We believe the Company's shareowners will substantially benefit from the increased accountability of incumbent directors and the power to reject directors shareowners believe are not acting in their best interests. Please vote FOR this proposal.

Company Opposing Statement

Our Board of Directors has considered this proposal and believes that the voting procedures set forth in our bylaws, adopted on August 8, 2005, are in the best interests of the Company and our stockholders.

Since the Company went public in 2005 the annual vote in favor of the election of directors was in excess of 90%.

Under our bylaws, directors are elected using a plurality voting standard. The Company’s Nomination and Governance Committee is tasked with evaluating and recommending nominees for election to our Board of Directors. As part of the practice, the committee reviews and considers individual director performance, board and committee performance, governance practices, and stockholder approval before making recommendations to the Board of Directors. Stockholders can currently express dissatisfaction with an incumbent director’s performance by withholding their vote. Stockholders who are truly dissatisfied with incumbent directors are empowered by our bylaws to nominate or recommend candidates for elections to our board. However, to the contrary, based on historical voting results the stockholders are overwhelming in favor of the Company’s selection process and existing voting standard. The Company sees no reason to change a system that has successfully worked as endorsed by the stockholders for a decade.

A plurality voting standard for the election of directors is standard under Delaware law. It assures that we avoid “failed elections” (scenarios where directors fail to achieve the votes necessary to be elected, resulting in vacancies on our board). The possibility of failed elections introduces unnecessary legal uncertainty and risk to our director election process as vacancies on our board of directors could result in our inability to comply with certain NASDAQ listing requirements or other securities regulations. This includes regulations related to director independence, committee composition, and the maintenance of an audit committee financial expert.

Our Board of Directors believes that current nominating and voting procedures for election to our board of directors, as opposed to a mandated majority voting standard, provide the board the flexibility to appropriately respond to stockholder interests without the risk of potential corporate governance complications arising from failed elections. Accordingly, the Board of Directors has concluded that this stockholder proposal is not in the best interests of the Company and our stockholders, and recommends that stockholders vote “AGAINST” this proposal.

Required Vote

Approval of the stockholder proposal requires the affirmative “FOR” vote of the holders of a majority of the voting power of the Company’s shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Unless marked to the contrary, proxies received will be voted “AGAINST” the stockholder proposal.

The Board of Directors recommends a vote AGAINST the stockholder proposal.

ITEM 5: OTHER MATTERS

As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the 2016 annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the manner the proxy holder considers appropriate.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Number of Meetings of the Board of Directors

The Board held 4 meetings during fiscal 2016. The standing committees of the Board held an aggregate of 11 meetings during fiscal 2016. Each director attended 97% of the aggregate number of meetings of the Board and the Board committees on which he served as a director during fiscal 2016.

Attendance at Annual Meetings of the Stockholders

All directors are encouraged to attend the annual meeting of the stockholders. A majority of directors attended the 2015 annual meeting of stockholders either in person or by teleconference.

Director Independence

Certain rules of the Nasdaq Global Select Market (“Nasdaq”) require that the Board be comprised of a majority of “independent directors,” and each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee be comprised solely of “independent directors” as defined under Nasdaq rules.

Based upon the information submitted by each of the directors, and following the recommendation of the Nominating and Corporate Governance Committee, the Board has made a determination that all of our current directors, with the exception of Dr. Hartnett and Mr. Bergeron satisfy the “independence” requirements of Nasdaq, SEC regulations and the Company’s Corporate Governance Guidelines. The standards for determining independence are those set forth in the Nasdaq listing standards and the Company’s Corporate Governance Guidelines.  The Company’s Corporate Governance Guidelines can be found on our website at www.rbcbearings.com.

Executive Sessions

The Company’s Corporate Governance Guidelines require the non-management directors to meet in executive sessions on a periodic basis without management. The presiding director, for purposes of leading these meetings, will be the Chairman of the Audit Committee. The non-employee members of the Board and the Audit Committee, respectively, met in executive session during 2 of the Board and all of the Audit Committee meetings held in fiscal 2016.

Communications between Stockholders and the Board

Stockholders may send communications to the Company’s directors as a group or individually, by writing to those individuals or the group at the following address: RBC Bearings Incorporated, c/o the Corporate Secretary, One Tribology Center, Oxford, CT 06478. The Corporate Secretary will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of the Board or the business of the Company to the intended director(s). Examples of inappropriate communication include business solicitations, advertising and communication that is frivolous in nature, relates to routine business matters (such as product inquiries, complaints or suggestions), or raises grievances that are personal to the person submitting the communication. Upon request, any director may review communication that is not forwarded to the directors pursuant to this policy.

The Board has adopted a policy for submitting concerns regarding the Company’s accounting or auditing matters. Reports may be sent to the Audit Committee through one of the following means: (1) calling the Company’s Ethics Hotline at 1-866-247-5449, which is available 24 hours per day, 365 days per year, and leaving a recorded message and (2) in writing marked Private & Confidential to the Audit Committee, RBC Bearings Incorporated, c/o the General Counsel, One Tribology Center, Oxford, CT 06478. In each case, reports will be received by the Company’s General Counsel who will forward the message to the Audit Committee. The confidentiality of all reports will be maintained to the extent consistent with law.

Committees of the Board of Directors

Our Board currently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition, duties and responsibilities of these committees are described below. Committee members hold office for a term of one year. The charters for each of the committees are available on the Company’s website at www.rbcbearings.com.

Audit Committee.   The Audit Committee is responsible for (1) selecting the independent registered public accounting firm, (2) approving the overall scope of the audit, (3) assisting the Board in monitoring the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the independent registered public accounting firm and our internal audit function and our compliance with legal and regulatory requirements, (4) annually reviewing an independent registered public accounting firm’s report describing the auditing firms’ internal quality-control procedures, and any material issues raised by the most recent internal quality-control review, or peer review, of the registered public accounting firm, (5) discussing the annual audited financial and quarterly statements with management and the independent registered public accounting firm, (6) discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, (7) discussing policies with respect to risk assessment and risk management, (8) meeting separately, periodically, with management and the independent registered public accounting firm, (9) reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response, (10) setting clear hiring policies for employees or former employees of the independent registered public accounting firm, (11) handling such other matters that are specifically delegated to the Audit Committee by the Board from time to time and (12) reporting regularly to the full Board.

Our Audit Committee currently consists of Mr. Levine, Mr. Quain, Mr. Stewart and Dr. O’Brien, each of whom satisfies the current financial literacy requirements and independence requirements for audit committee members of Nasdaq and the SEC. Our Board has determined that Mr. Levine, Mr. Quain, Mr. Stewart and Dr. O’Brien all separately qualify as an “audit committee financial expert,” as such term is defined in the regulations under the Exchange Act. The Audit Committee held 4 meetings in fiscal 2016.

Compensation Committee.   The Compensation Committee is responsible for (1) reviewing key employee compensation goals, policies, plans and programs, (2) reviewing and approving the compensation of our directors, chief executive officer and other executive officers, (3) reviewing and approving employment contracts and other similar arrangements between the Company and our executive officers, (4) reviewing and consulting with the Board on the selection of the chief executive officer and evaluation of such officer’s executive performance and other related matters, (5) administration of stock plans and other incentive compensation plans, (6) approving overall compensation policies for the Company and (7) handling such other matters that are specifically delegated to the Compensation Committee by the Board from time to time. Our Compensation Committee currently consists of Messrs. Crowell, Levine and Faghri, each of whom satisfies the independence requirements of Nasdaq. The Compensation Committee held 5 meetings in fiscal 2016.

Nominating and Corporate Governance Committee.   Our Nominating and Corporate Governance Committee is responsible for: (1) evaluating the composition, size and governance of our Board and its committees and making recommendations regarding future planning and the appointment of directors to committees, (2) establishing a policy for considering stockholder nominees for election to our Board, (3) evaluating and recommending candidates for election to our Board, (4) overseeing our Board’s performance and self-evaluation process and developing continuing education programs for our directors, (5) reviewing our corporate governance principles and policies and providing recommendations to the Board regarding possible changes, and (6) reviewing and monitoring compliance with the Company’s Code of Business Conduct and Ethics (the “Code of Ethics”) and our Insider Trading Policy. Our Nominating and Corporate Governance Committee consists of Mr. Stewart, Dr. O’Brien and Dr. Faghri, each of whom satisfies the independence requirements of Nasdaq. The Nominating and Corporate Governance Committee held 2 meetings during fiscal 2016.

The Board seeks to have a diverse group of members who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its stockholders. Desired qualities include: high-level leadership experience in business or administrative activities, and significant accomplishment; breadth of knowledge about issues affecting the Company; proven ability and willingness to contribute special competencies to Board activities; personal integrity; loyalty to the Company and concern for its success and welfare; willingness to apply sound and independent business judgment; awareness of a director’s vital role in assuring the Company’s good corporate citizenship and corporate image; no present conflicts of interest; availability for meetings and consultation on Company matters; enthusiasm about the prospect of serving; willingness to assume broad fiduciary responsibility; and willingness to become a Company stockholder.

In evaluating candidates, the committee reviews all candidates in the same manner, regardless of the source of the recommendation. The policy of the Nominating and Corporate Governance Committee is to consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described under “Director Nominations to be Considered by the Board.”

Corporate Governance Guidelines

The Board adopted a set of Corporate Governance Guidelines, which, among other things, sets forth the Company’s expectations and policies with respect to the roles and responsibilities of the Board, director affiliations and conflicts, director compensation, standards of director conduct, and the qualifications and other criteria for director nominees. The Nominating and Corporate Governance Committee is responsible for periodically reviewing and reassessing the adequacy of these guidelines and recommending changes to the Board for approval.

Code of Business Conduct and Ethics

The Company’s employees, officers and directors are required to abide by the Company’s Code of Ethics, which is intended to insure that the Company’s business is conducted in a consistently legal and ethical manner. The Code of Ethics covers areas of professional conduct, such as conflicts of interest, fair dealing, the protection of confidential information and compliance with laws, regulations and rules. Any waiver of the policies or procedures set forth in the Code of Ethics in the case of officers or directors may be granted only by the Board and must be promptly disclosed as required by law or the rules and regulations of Nasdaq.

Board Risk and Compensation Risk Oversight

The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Board focuses on the Company’s general risk management strategy and the most significant risks facing the Company and ensures that appropriate risk mitigation strategies are implemented by management. The Board has delegated to its various committees the oversight of risk management practices for categories of risk relevant to their functions. For example, the Audit Committee oversees risks associated with the Company’s systems of disclosure controls and internal controls over financial reporting as well as the Company’s compliance with legal and regulatory requirements as well as risks associated with foreign exchange, insurance, credit and debt. The Corporate Governance and Nominating Committees oversee risks associated with sustainability. The Compensation Committee considers risks related to the attraction and retention of talent and risks related to the design of compensation programs and arrangements. The full Board is responsible for considering strategic risks and succession planning and receives reports from each Committee as to risk oversight within their areas of responsibility.

The Company’s senior management periodically reports on risk management policies and practices to the relevant Board Committee or to the full Board so that any decisions can be made as to any required changes in the Company’s risk management and mitigation strategies or in the Board’s oversight of these.

Finally, as part of its oversight of the Company’s executive compensation programs, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. Based on this review, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

Board Diversity

The Company’s policy on Board diversity relates to the selection of nominees for the Board. In selecting a nominee for the Board, the Nominating and Corporate Governance Committee considers the skills, expertise and background that would complement the existing Board and ensure that its members are of sufficiently diverse and independent backgrounds, recognizing that the Company’s businesses and operations are diverse and global in nature. The Nominating and Corporate Governance Committee does not have a specific policy regarding diversity when assessing candidates for the Board, but may consider various kinds of diversity such as diversity of professional background and capabilities, knowledge of specific industries and geographic experience, as well as the more traditional diversity concepts of race, gender and national origin experience and industry diversity, when considering whether to nominate an individual for Board membership.  The Nominating and Corporate Governance Committee assesses the effectiveness of this objective when evaluating new director candidates and when assessing the composition of the Board. The Board believes it is important that its members represent diverse viewpoints and perspectives in their application of judgment to company matters.

Board Leadership Structure

The Board has no formal policy with respect to the separation of the offices of the Chairman and the Chief Executive Officer, which are currently combined. However, the Board understands that no single leadership model is right for all companies and at all times. The Board believes that it should have the flexibility to make decisions as to the Chairman position from time to time in the way that it believes will best provide effective leadership for the Company. Accordingly, the Board periodically reviews its leadership structure, including whether these offices should be separate. The Board has determined that the current structure consisting of combined roles of Chairman and Chief Executive Officer is an effective and appropriate leadership structure for the Company at this time. All the current members of our Board are independent, except for the CEO and CFO, and all of our Board committees are composed entirely of independent directors.

To promote open discussion among the independent directors, the independent directors routinely meet in executive session without the participation of management at each regularly scheduled meeting of the Board. The Board does not have a lead independent director. The Chairman of the Audit Committee leads the sessions of the Board in which management directors and other members of management are not present.

DIRECTOR COMPENSATION

Independent members of our Board are paid $50,000 per year, payable quarterly, and are entitled to annual stock option and restricted stock grants for their services at the discretion of the Compensation Committee and upon approval of the Board. During fiscal 2016 each director was granted stock options and shares of restricted stock as indicated in the table below. In addition, the Chairs of the Compensation and Audit Committees are entitled to an additional payment of $5,000 per year. In addition, our compensation policy provides for reimbursement for reasonable out-of-pocket expenses incurred in connection with attendance at Board meetings or of any committee thereof. The Compensation Committee reviews non-employee director compensation annually and recommends changes to the Board for approval.

DIRECTOR COMPENSATION

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Mitchell I. Quain	50,000	91,038	44,640	-	-	-	185,678

Richard Crowell	55,000	91,038	44,640	-	-	-	190,678

Dr. Amir Faghri	50,000	91,038	44,640	-	-	-	185,678

Alan B. Levine	55,000	91,038	44,640	-	-	-	190,678

Dr. Thomas J. O’Brien	50,000	91,038	44,640	-	-	-	185,678

Edward D. Stewart	50,000	91,038	44,640	-	-	-	185,678

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since March 29, 2015 we have not been a party to, nor have we currently proposed, any transaction or series of similar transactions in which the amount exceeds $120,000, and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than compensation agreements and other agreements which are described in the “Executive Compensation” section of this proxy statement. The Company’s Directors and executive officers are subject to annual related party certifications and the Code of Ethics, which requires that an employee or Director avoid placing himself or herself in a position in which his or her personal interests could interfere in any way with the interests of the Company.

We have not made payments to directors other than the fees to which they are entitled as directors (described under the heading “Director Compensation”) and the reimbursement of expenses relating to their services as directors. We have made no loans to any director or officer nor have we purchased any shares of the Company from any director or officer.

PRINCIPAL STOCKHOLDERS

The following table sets forth information known to the Company regarding beneficial ownership of the Company’s common stock, as of July 1, 2016, by each director and each of the executive officers identified in the Summary Compensation Table in the “Executive Compensation” section of this proxy statement and by all of its directors and executive officers as a group (12 persons). The table lists the number of shares and percentage of shares beneficially owned based on 23,996,751 shares of common stock outstanding as of July 1, 2016. The figures in the table assume the exercise of all stock options currently exercisable or exercisable within 60 days of July 1, 2016. Information in the table is derived from SEC filings made by such persons under Section 16(a) of the Exchange Act and other information received by the Company.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Michael J. Hartnett	694,140	2.9%
Daniel A. Bergeron	77,482	*
Thomas C. Crainer	70,880	*
Richard J. Edwards	42,027	*
Thomas J. Williams	8,893	*
Richard R. Crowell	49,210	*
Dr. Amir Faghri	11,283	*
Alan B. Levine	23,470	*
Dr. Thomas J. O’Brien	21,950	*
Mitchell I. Quain	11,450	*
Edward D. Stewart	12,950	*
All directors and executive officers as a group (12 persons)	1,057,654	4.4%

*	Less than one percent

The following table sets forth each stockholder which, as of July 1, 2016, is known by us to be the beneficial owner of more than 5% of our common stock. Information in the table is derived from SEC filings made by such persons pursuant to Section 13 of the Exchange Act and other information received by the Company. Except as indicated in the footnotes to this table, the entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

T. Rowe Price Associates, Inc. 100 East Pratt Street	2,958,931	(a)	11.8%
Baltimore, MD 21202-1009

Kayne Anderson Rudnick Inv. Mgmt. LLC	1,825,204	(b)	7.79%
1800 Avenue of the Stars, 2nd floor
Los Angeles, CA 90067

The Vanguard Group	1,542,284	(c)	6.58%
100 Vanguard Blvd.
Malveen, PA 19355

BlackRock Inc.	1,523,945	(d)	6.5%
55 East 52nd Street
New York, NY 10055

Neuberger Berman Group LLC	1,415,789	(e)	6.04%
605 Third Avenue
New York, NY 10158

(a)	A filing of Form 13G with the SEC dated February 10, 2016, by T. Rowe Price Associates, Inc. indicates that it has or shares voting or investment power over 2,958,931 shares of the Company’s outstanding common stock.

(b)	A filing of Form 13G with the SEC dated February 10, 2016, by Kayne Anderson Rudnick Investment Management, LLC indicates that it has or shares voting or investment power over 1,825,204 shares of the Company’s outstanding common stock.

(c)	A filing of Form 13G with the SEC dated February 10, 2016, by The Vanguard Group indicates that it has or shares voting or investment power over 1,542,284 shares of the Company’s outstanding common stock.

(d)	A filing of Form 13G with the SEC dated January 27, 2016, by BlackRock Inc. indicates that it has or shares voting or investment power over 1,523,945 shares of the Company’s outstanding common stock.

(e)	A filing of Form 13G with the SEC dated February 10, 2016, by Neuberger Berman Group LLC indicates that it has or shares voting or investment power over 1,415,789 shares of the Company’s outstanding common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s executive officers, directors and greater than 10% owners file reports of ownership and changes of ownership of the Company’s common stock with the SEC and Nasdaq. Based on a review of ownership reports filed with the SEC during fiscal 2016, the Company believes that all Section 16(a) filing requirements were met during the year.

Executive Officers and Directors

The following table sets forth information concerning our directors and executive officers as of July 1, 2016. Each director is elected for a three-year term or until such person’s successor is duly elected and qualified.

Name	Age	Positions
Dr. Michael J. Hartnett	70	Chairman, President and Chief Executive Officer
Daniel A. Bergeron	56	Director, Vice President, Chief Financial Officer
		and Assistant Secretary
Thomas C. Crainer	58	Vice President and General Manager
Richard J. Edwards	60	Vice President and General Manager
Thomas J. Williams	64	Corporate General Counsel & Secretary
Thomas M. Burigo	64	Corporate Controller
Richard R. Crowell	61	Director
Dr. Amir Faghri	65	Director
Alan B. Levine	72	Director
Dr. Thomas J. O’Brien	68	Director
Mitchell I. Quain	64	Director
Edward D. Stewart	73	Director

Dr. Michael J. Hartnett has been with the Company for 25 years. He has been the President and Chief Executive Officer since April, 1992 and Chairman of the Board since June, 1993. Prior to that, Dr. Hartnett served as President and General Manager of our Industrial Tectonics Bearings Corporation, or ITB, subsidiary from 1990, following eighteen years at The Torrington Company, one of the three largest bearings manufacturers in the U.S. While at The Torrington Company, Dr. Hartnett held the position of Vice President and General Manager of the Aerospace Business Unit and was, prior to that, Vice President of the Research and Development Division. Dr. Hartnett holds an undergraduate degree from the University of New Haven, a Masters degree from Worcester Polytechnic Institute and a Ph.D. in Applied Mechanics from the University of Connecticut. Dr. Hartnett has also developed numerous patents, authored more than two dozen technical papers and is well known for his contributions to the field of tribology, the study of friction. Dr. Hartnett served as a director of Aftermarket Technology Corp., a publicly-held company in the business of re-manufacturing aftermarket components for automobiles until October, 2010, and served as a director of Process Fab Inc., a private company in the business of precision manufacturing and related services until March, 2014. Dr. Hartnett provides our Board with significant leadership and executive experience.  His proven leadership capability and his strong knowledge of the complex financial and operational issues facing mid-sized companies provides the Board with a unique and necessary perspective.

Richard R. Crowell has been a director since June, 2002 and chairman of the Compensation Committee since August, 2005. Mr. Crowell is a Managing Partner of Vance Street Capital LLC, a private equity investment firm he founded in 2007. Previously he was the President of Aurora Capital Group, a private equity investment firm he co-founded in 1991. Prior to establishing Aurora in 1991, Mr. Crowell was a Partner and President of Acadia Partners, a New York-based investment fund. From 1983 to 1987, he was a Managing Director, Corporate Finance for Drexel Burnham Lambert. He serves on the Executive Committee of the Board of Visitors for the UCLA Anderson School of Management. Mr. Crowell is a director of Micronics, Inc., MCSC and Leading Edge Aviation Services. All are private companies in the businesses of filtration products, precision manufacturing, engineered solutions and related services. Mr. Crowell earned an M.B.A. from UCLA’s Anderson School and a B.A. from the University of California, Santa Cruz. Mr. Crowell brings broad business, financial and executive leadership experience to the Board, developed through his leadership roles at Vance Street Capital LLC, Aurora Capital Group LLC, Acadia Partners and Drexel Burnham Lambert. He has extensive experience with a number of precision manufacturing and aerospace companies. In addition, Mr. Crowell’s experience in private investment enables him to bring a valuable investor’s view to our Board and his relationships across the financial community strengthen the Company’s access to capital markets. His board memberships provide deep understanding of trends in the precision manufacturing and aerospace sectors, both of which present ongoing challenges and opportunities for the Company.

Dr. Amir Faghri has been a director at RBC Bearings Incorporated since July, 2004. Dr. Faghri has served as professor of Mechanical Engineering at the University of Connecticut since 1994. He was the Dean of the School of Engineering at the University of Connecticut from 1998-2006, and the Head of the Mechanical Engineering Department from 1994-1998. While holding such academic and administrative positions as distinguished and chair professor, department head, and Dean, Dr. Faghri authored seven books and edited volumes, more than 300 archival technical publications (including 200 journal papers), and 8 U.S. patents.  He has served as a consultant to several major research centers and corporations, including Los Alamos and Oak Ridge national laboratories, Exxon Mobil Corporation, and Intel Corporation.  Dr. Faghri's technical productivity is further complemented by his service on the editorial boards of eight scientific journals.  Dr. Faghri has received many honors and awards, including the American Institute of Aeronautics & Astronautics (AIAA) Thermophysics Award in 1988, the American Society of Mechanical Engineering (ASME) Heat Transfer Memorial Award in 1988, the ASME James Harry Potter Gold Medal in 2005, and the ASME/AIChE Max Jakob Memorial Award in 2010. Dr. Faghri received his M.S. and Ph.D. degrees from the University of California at Berkeley (1974,1976) and a B.S. with highest honors from Oregon State University (1973). As former Dean of the School of Engineering at the University of Connecticut from 1998-2006, with financial oversight responsibilities for all engineering departments and research centers, Dr. Faghri provides the Company with a wealth of valuable executive and engineering experience. His association with U.S. companies and global academia provides the Company with valuable state of the art engineering resources and workforce development.

Alan B. Levine has been a director and chairman of our Audit Committee since October, 2005. Mr. Levine served as Chief Financial Officer and Director of Virtual Access Networks, Inc. (2001 to 2002) and Chief Financial Officer and Treasurer of Marathon Technologies Corporation (1998 to 2001). Mr. Levine is currently a director of Dynasil Corporation of America and Chairman of the Audit Committee. Prior to this, Mr. Levine was with Ernst & Young LLP from 1974 to 1998, and was Partner from 1986 to 1998, where he established and directed an Entrepreneurial Services practice. From January, 2007 until July, 2011, he served as Vice President and Chief Financial Officer of the Graduate Management Admission Council. He is currently retired. Previously, Mr. Levine served as a director and Audit Committee Chair of MCK Communications, director and Audit Committee Chair of Nextera Enterprises, Inc., and director of Magnatek, Inc. Mr. Levine earned a Bachelor of Arts degree from the University of Vermont. He also holds a Master of Accounting degree from the University of Arizona and was a certified public accountant. As chairman of our Audit Committee Mr. Levine has demonstrated that he is valuable to the Audit Committee’s function. He is the Company’s designated "audit committee financial expert" as defined by SEC regulations. Mr. Levine brings to the Board extensive demonstrated expert knowledge and experience in accounting and finance from his Master of Accounting degree and as a former partner with Ernst & Young LLP and former Chief Financial Officer. This knowledge and experience gives Mr. Levine a perspective that he is able to use to help the Audit Committee and Board understand the highly technical issues management confronts on a daily basis and to serve as a critical resource for management. Mr. Levine’s depth of business, accounting and financial experience makes him an excellent candidate as a member of our Board.

Dr. Thomas J. O’Brien has been a director and Audit Committee member since February, 2006. Dr. O’Brien has served as a professor at the University of Connecticut since 1986 and as the Head of the Finance Department from 1999 until 2007. Prior to this, Dr. O’Brien held positions at the University of North Carolina-Chapel Hill, Duke University, University of North Carolina-Charlotte and Florida State University. In addition to Dr. O’Brien’s distinguished career as a professor, he has also written several books and has co-authored numerous papers and articles covering topics in finance. Dr. O’Brien earned a Bachelor of Arts degree in Economics from Davidson College. He received his MBA from the University of Pennsylvania and holds a PhD in Finance from the University of Florida. When he was elected as a director, Dr. O’Brien had established an impressive academic record in finance, and was Head of the Finance Department at the University of Connecticut. Dr. O’Brien provides the Company with a wealth of valuable academic finance knowledge and executive experience which qualifies him as a "Financial Expert" for the Audit Committee. His continuing association with the University of Connecticut provides the Company and the Audit Committee and the Board with a valuable state of the art finance resource. This collective background and experience makes him an excellent candidate as a member of our Audit Committee and Board.

Mitchell I. Quain has been a director since September, 2011. He is a Senior Advisor to the Carlyle Group and was a Partner of One Equity Partners, a private investment firm until December, 2011. From 2006 to 2010, he was a Senior Director of ACI Capital Corp. From 2002 to 2005, he was Chairman of Register.Com, Inc., an internet services provider, and from 1997 to 2001 he was employed with ABN AMRO and its predecessors in several capabilities including Vice Chairman. Mr. Quain has a B.S.E.E. in electrical engineering from the University of Pennsylvania and an M.B.A. degree from the Harvard Business School and is a Chartered Financial Analyst. Previously Mr. Quain served on the Boards of publicly traded AstroMed, Inc., DeCrane Aircraft Holdings, Inc., Handy & Harman, Heico Corporation, Mechanical Dynamics, Inc., Titan International, Inc., Magnetek, Inc. and Tecumseh Products Company. Mr. Quain is currently a Director of Hardinge Inc. and Jason Industries, Inc. Mr.Quain's academic background, 30 years of investing experience, working knowledge of capital markets gained from his experiences as an investment banker and his knowledge and experience as a Chartered Financial Analyst qualify him as a "Financial Expert" for the Audit Committee. In addition, his service as a director of other publicly traded industrial products manufacturers are valuable resources to the Board. This collective background and experience makes him an excellent candidate as a member of our Audit Committee and Board.

Edward D. Stewart has been a director since June, 2013. Mr. Stewart is the former Chairman of the Board of ATC Technology Corporation and has served on other company Boards and Audit Committees. Mr. Stewart has many years of financial and operational experience with General Electric Company including as Executive Vice President of GE Capital and Chief Financial Officer of a number of other GE businesses. Mr. Stewart is currently a member of the Board of Directors of Nordstrom fsb, a wholly owned subsidiary of Nordstrom, Inc. and a member of its Audit and Investment Committees. Mr. Stewart earned a Bachelor of Arts, Economics degree from Tufts University. His extensive financial experience qualifies him as a "Financial Expert" for the Audit Committee. In addition, his service as a director of other publicly-traded and private companies are valuable resources to the Board. This collective background and experience makes him an excellent candidate as a member of our Audit Committee and Board.

Daniel A. Bergeron has been a director since June, 2013 and has been with the Company for 13 years. He joined us in May, 2003 as Vice President, Finance. On August 5, 2003, he was appointed Vice President and Chief Financial Officer and Secretary. From November, 2002 through May, 2003, he served as Vice President and Chief Financial Officer of Allied Healthcare International, Inc., a publicly-held provider of healthcare staffing services. Mr. Bergeron served as Vice President and Chief Financial Officer at Paragon Networks International, Inc., a telecommunications company, from June, 2000 to October, 2002. From April, 1998 to February, 2000, he served as Vice President and Chief Financial Officer of Tridex Corporation, a publicly-held software company. From July, 1987 to March, 1998, Mr. Bergeron held various financial reporting positions with Dorr-Oliver Inc., an international engineering and manufacturing company, including Vice President and Chief Financial Officer. Mr. Bergeron holds a B.S. in Finance from Northeastern University and a M.B.A. from the University of New Haven. Mr. Bergeron provides our Board with significant financial leadership and executive experience.  His proven leadership capability and his strong knowledge of the complex financial and operational issues facing mid-sized companies provides the Board with a unique and necessary perspective. This collective background and experience makes him an excellent candidate as a member of our Board.

Set forth below is information concerning our executive officers who are not directors.

Thomas C. Crainer has been with the Company for 30 years. He joined us in 1986 as Plant Manager at the ITB division in California and was promoted to General Manager in 1995 and Vice President and General Manager in 2008. In 2000, Mr. Crainer became General Manager for RBC Schaublin. In 2003, he returned to the U.S. to assume additional responsibilities for our Heim Bearings, Engineered Component and Aircraft Products facilities. He had previously been employed for six years at TRW Bearing in Falconer, NY as Manufacturing Supervisor, Production Control Manager and Manufacturing Manager. He received an undergraduate degree in Business Administration from St. Bonaventure University and in 1991 he received an M.B.A. from the University of Phoenix.

Richard J. Edwards has been with the Company for 26 years. He joined us as Manufacturing Manager for the Hartsville, South Carolina facility in 1990. After holding the positions of Plant Manager for the Hartsville Plant, and Director of Operations for the RBC Divisions, he was named Vice President and General Manager for the RBC Divisions in 1996. Prior to joining us, Mr. Edwards spent six years with The Torrington Company as Materials Manager, and later Plant Superintendent in the Tyger River plant. He holds a Bachelor of Science degree in Management from Arizona State University.

Thomas J. Williams has been with the Company for 10 years. He joined us as Corporate General Counsel and Secretary in May, 2006. From April, 2001 through May, 2006, he served as Assistant General Counsel of Ingersoll-Rand Company, a publicly-held manufacturing company. Mr. Williams was a member of the law firm of Pepe & Hazard LLP and was with the firm from February, 1999 to April, 2001. From February, 1998 to February, 1999, Mr. Williams was engaged in the private practice of law and financial planning. From August, 1981 to February, 1998, Mr. Williams served as Director of International Taxes and subsequently as Associate General Counsel and Assistant Secretary for The Stanley Works a publicly-held manufacturing company. From October, 1973 to August, 1981 Mr. Williams was employed by the Internal Revenue Service in Boston and New York as an Internal Revenue Agent and International Examiner. Mr. Williams holds a B.S.B.A. in Accounting from Stonehill College and a J.D. from Suffolk University and was a licensed certified public accountant.

Thomas M. Burigo has been with the Company for 13 years. He joined us as Manager of Accounting in 2003. He was promoted to Director of Accounting in 2005 and to Corporate Controller in 2006. From 1999 through 2002, he was employed by BrandDirect Marketing, Inc. as Director of Financial Reporting. Mr. Burigo had previously been employed for 10 years by Caldor Corporation, a publicly-held discount retail chain, holding various accounting and financial reporting positions. He holds a Bachelor of Arts degree in Mathematics from Boston College, an M.B.A in Accounting from Iona College and is a licensed certified public accountant.

There are no family relationships between any of our directors or executive officers.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our named executive officers for fiscal 2016, who were:

Name	Position
Dr. Michael J. Hartnett	Chairman, President and Chief Executive Officer
Daniel A. Bergeron	Director, Vice President, Chief Financial Officer and Assistant Secretary
Thomas C. Crainer	Vice President and General Manager
Richard J. Edwards	Vice President and General Manager
Thomas J. Williams	Corporate General Counsel & Secretary

The following information can be found in this year’s Compensation Discussion and Analysis and supporting tables:

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis. Based on that review and discussion, the members of the Compensation Committee identified below recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee of the Board of RBC Bearings Incorporated

Richard R. Crowell (Chairman)

Alan B. Levine

Dr. Amir Faghri

Executive Summary: An Overview of Fiscal 2016

At last year’s annual meeting, 35% of stockholder votes supported the advisory vote to approve executive compensation. The Company and Compensation Committee were disappointed with this outcome and wanted to take an opportunity to address the issues that were raised.

Compensation Philosophy and Programs

The Company’s core focus is on the delivery of sustainable Company performance and long-term stockholder value. The Company’s compensation programs are designed to further and support this focus and to incentivize and reward executives for achieving outstanding performance and generating value for the Company’s stockholders. In light of the outcome of last year’s advisory say-on-pay vote, the Company conducted a thorough review of its compensation philosophy and programs, as well as the Company’s performance and creation of value for our stockholders. The objective of this review was to assess whether our existing compensation programs were in fact properly aligning executive compensation with stockholder interests and realizing the pay-for-performance philosophy that we embrace. Our conclusion, as described in greater detail below, was that based on the Company’s outstanding performance relative to our peers, our compensation program is properly incentivizing our executive leadership to drive the Company forward and generate value for our stockholders. Based on this conclusion, and following a number of changes to the compensation programs in fiscal 2014, we determined that substantive changes were not necessary at this time.

Overview of our Compensation Programs	Overview of Governance Practices and Policies

•     Compensation is delivered in the form of fixed pay, a cash incentive paid based on short-term performance and a mix of long-term equity incentives

•     All elements of compensation are targeted against the 50th percentile of the Company comparator group

•     All of the CEO’s variable compensation is performance-based

•     All named executive officer long-term incentives are stock-based, providing a direct tie to delivering sustainable long-term stockholder value

•     Long-term incentive awards vest over a period of three to five-years

•     Corporate performance assessment is based on EBTIDA

•     Segment performance assessment for other NEOs is based on: (i) divisional sales plus depreciation minus total factory costs for the fiscal year division target comprised of revenue plus depreciations minus total factory cost; (ii) divisional revenue growth relative to U.S. Gross Domestic Product; and (iii) non-financial and qualitative performance goals, such as customer services levels, development of human resources, and overall Company and individual performance.

•     Short-term incentives for named executive officers other than the CEO take account of individual performance

•     Modest perquisites

•     An annual stockholder “Say on Pay” vote

•     A pay for performance philosophy

•     Use an appropriate comparator group, selected based on a range of financial factors

•     Significant stock ownership guidelines for the Executive Officers

•     A clawback policy that applies to all incentive compensation for the Executive Officers

•     Double trigger provisions in the event of a change in control

•     Prohibition on share recycling under the Long-Term Incentive Plan

•     Retention of an independent external compensation consultant

•     No repricing or backdating of options

•     No employment agreements, other than for the CEO

•     No “gross-ups”

For fiscal 2016, the CEO’s total compensation was $7,007,672, of which $6,024, 501 (or 85%) was pursuant to a performance-based compensation program. This represents a decrease of $145,419 from the CEO’s total compensation of $7,153,091 with respect to fiscal 2015, which decrease was attributable to the level of achievement of applicable performance goals for the performance-based component of the CEO’s compensation. The following pay mix graph for the CEO demonstrates the focus on performance-based pay.

Stockholder Engagement

The Company is committed to maintaining an ongoing dialogue with our stockholders to understand any concerns they may have with our compensation program or otherwise. Following the “Say on Pay” outcome in respect of fiscal 2015, the Company reached out to a number of stockholders to discuss our compensation program, explain the basis for our compensation decisions, and invite stockholder feedback regarding specific concerns with our compensation program. Based on the feedback, the Compensation Committee will continue to evaluate compensation program design in fiscal 2017.

Our discussions with our stockholders generally focused on their process for evaluating say-on-pay and pay for performance issues. In certain cases, stockholders indicated they vote on compensation issues based on evaluations made by their internal staff, while others indicated they vote on compensation issues taking into consideration the recommendations made by whomever they use for proxy advisory services. Below we directly address the following primary issues raised with respect to our compensation program by proxy advisory service providers:

•	The Use of EBITDA as the Primary Incentive Compensation Metric
•	Maintaining Our Compensation Comparator Group
•	Pay for Performance Philosophy

Following this discussion, we set forth highlights of our fiscal year 2016 financial performance that demonstrate the effectiveness of our executive compensation program.

The Use of EBITDA

EBITDA is the core measure used to assess Company operating performance under the variable pay programs applicable to our named executive officers. EBITDA is defined as the consolidated net earnings of the Company for the relevant fiscal year before deduction for consolidated income taxes, consolidated interest expense, depreciation and amortization as reported by the Company. The Company and Compensation Committee believe that EBITDA is the most appropriate measure of operating performance for a number of reasons, and that, of the various performance metrics we could use under our variable pay programs, EBITDA most closely aligns with our stockholders’ best interests. A shared theme concerning the 2015 “Say on Pay” advisory vote was that we use EBITDA as the primary performance metric for purposes of the formulaic components of our performance-based compensation. The Compensation Committee uses EBITDA performance to determine the variable compensation of the CEO. The CEO’s annual performance incentive is based solely on EBITDA performance. The achievement of plan results in an annual incentive of 150% of base salary, with no incentive earned for achieving less than 80% of plan. EBITDA is also used to determine the size of awards under the long-term incentive program, requiring minimum performance of 75% of plan during the year to earn an award of both stock options and restricted stock. We took this observation very seriously and we revisited our use of EBITDA as the primary performance metric under both our short-term and long-term incentive plans. In our case, we continue to believe quite strongly that EBITDA is the most appropriate metric and that its use as the primary performance metric is a significant driver for our outstanding results and stock performance.

•	Our sole motivation in selecting performance metrics is to choose the metric that most accurately captures our performance as a company and the value that we are generating for our stockholders. We strongly believe that EBITDA is that metric.

•	EBITDA is the core foundation on which all of our business units run. In 2003, RBC Bearings was a highly leveraged private company. We developed a strong focus and discipline around cash management and capital allocation from the top of the organization to the bottom. We continue to apply this focus in operating our company today.

•	EBITDA allows management, investors, and others to evaluate and compare the Company’s core operating results, including return on capital and operating efficiencies, from period to period by removing the impact of the Company’s capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization), tax consequences, changes in accounting reserves, other non-operating items and share-based compensation.

•	EBITDA is the measure that guides the Company through managing cash flow, operating cost and efficiency, and capital allocation during periods of economic downturn and inhibits the manipulation of operating performance through excessive leverage or capital expenditures, the impact of which are more problematic during periods of economic downturn.

•	EBITDA is a key driver for debt covenants.

•	We use EBITDA for business planning purposes, to run the business, for capital allocation decisions and to evaluate and price potential acquisitions.

•	In addition to its use by management, we also believe EBITDA is a measure widely used by securities analysts, investors, and others to evaluate the financial performance of our Company and other companies in our industry.

•	We view EBITDA as the most reliable bellwether of how well we are converting the Company’s revenue into value for our stockholders.

•	We did consider alternatives to the continued use of EBITDA, such as total shareholder return (“TSR”). We recognize that many companies use TSR as a performance metric under their compensation programs, and that its use is familiar to, and might be welcomed by, some shareholders. However, upon considering how TSR would apply to RBC, we identified a number of challenges, particularly relating to the selection of an appropriate peer group with respect to TSR. Incorporating TSR as a performance metric would also be a major change internally to our organization and could disrupt how we run the business and achieve the results we have over the last 13 years. We have relied on EBITDA as our primary performance metric since our IPO in 2005, when our stock entered the market at $14.50 per share. Today, we are trading at $76.00 per share. We believe we are unique among our peers in achieving this result for our shareholders.

Maintaining our Compensation Comparator Group

The Compensation Committee reviews the Compensation Comparator Group (“Comparator Group”) annually to ensure it remains fit for the purposes of establishing annual executive compensation. Given the significant impact the Sargent acquisition had on the Company, updating the peer group was necessary due to the increased size of the Company and its higher weighting within the aerospace sector. In assessing the composition of the Comparator Group, we use a number of selection criteria, including industry focus, company scope measured through revenue, market capitalization, headcount and financial growth. The Compensation Committee believes that this customized approach is preferable to an algorithmic GICS code approach to selecting a peer group, which lacks the precision and ability to take into account unique circumstances that we believe are crucial to devising a fairly representative peer group, particularly for companies like us that happen to be smaller than many of our competitors in the marketplace. The Compensation Committee believes that offering competitive compensation packages to our leadership team is critical to retaining, for both the Company and our stockholders, the talent that has driven the outstanding results we have achieved during the past several years. To be legitimately competitive, our compensation program must be benchmarked against the full array of our competitors, not solely against our similarly sized competitors. As part of our comprehensive compensation review during fiscal year 2016, six companies were removed from the previous Comparator Group, and seven companies were added. Details can be found on page 27. Our executives’ compensation is targeted at the 50th percentile against this market Comparator Group.

Pay for Performance Philosophy

The Company enthusiastically embraces the pay for performance philosophy, and it was this philosophy that guided the Compensation Committee’s deliberations regarding whether to modify our compensation program for fiscal year 2016. As described in greater detail in the following section, the Company achieved outstanding performance across numerous metrics during fiscal year 2016. We believe this outstanding performance underscores the effectiveness of our compensation program. The program we have designed is incentivizing our executive team to drive the results that create value for our stockholders and motivating our executive team to sustain that value creation in future fiscal years by rewarding the value created in fiscal year 2016. We believe our compensation program exemplifies a properly functioning pay for performance approach to compensation. We have constructed a compensation program that incentivizes our executive team to outperform our peers, and they have delivered on that objective, thereby generating significant value for our stockholders. We believe that maintaining our compensation program is a key component to sustaining this value creation for our stockholders through future fiscal years.

Performance Highlights and Pay Outcomes in 2016

Operating Results:

The Company’s operating results for fiscal 2016 demonstrated solid execution and continued strong operating performance. Net sales increased 34.2 % from the previous year with corresponding significant increases to operating income, net income, diluted earnings per share and EBITDA.

Stock Performance:

As reported in the Company’s fiscal 2016 Form 10-K annual report, the following graph shows the total return to our stockholders compared to the Russell 2000 Small Cap Index and the Nasdaq Composite Index over the period from April 2, 2011 to April 2, 2016. Each line on the graph assumes that $100 was invested in our common stock on April 2, 2011 or in the respective indices at the closing price on April 2, 2011. The graph then presents the value of these investments, assuming reinvestment of dividends, through the close of trading on April 2, 2016.

Comparison of Five-Year Cumulative Total Return*

Among RBC Bearings Incorporated, the Nasdaq Composite Index, and the Russell 2000 Small Cap Index

Comparison of how the value of a $100 investment performed over the last five years

*The cumulative total return shown on the stock performance graph indicates historical results only and is not necessarily indicative of future results.

These performance achievements resulted in

•	Annual cash incentive awards ranging from 48.75% - 150% of target;

•	Discretionary performance-based annual bonuses for the named executive officers other than the CEO ranging from 0% to 6.8% of salary;

•	A performance-contingent restricted stock award to the CEO worth 75% of target; and

•	A performance-contingent stock option award to the CEO worth 100% of target.

More detail is provided in the following sections on the performance and decisions related to these awards.

Compensation Governance and Policies

Compensation Objectives and Philosophy

The Company’s compensation programs are designed to reward executives based on favorable performance and results. Compensation policies and plans (including benefits) are designed to attract and retain top quality and experienced executives by providing the opportunity to earn competitive cash compensation based on corporate, business unit and individual performance, plus the opportunity to accumulate stock-based wealth commensurate with the long-term growth and value created for the Company’s stockholders.

The Company seeks to attract executive talent by offering competitive base salaries and annual and long-term performance incentive opportunities.  The Company provides incentives that promote both the short and long-term financial and strategic objectives of the Company. Achievement of short-term objectives is rewarded through base salary and annual performance incentives, while long-term incentive grants (primarily stock options and restricted stock) encourage executives to focus on and align themselves with the Company’s long-term goals as well. These incentives are based on an approved operating plan based on EBITDA which, by its nature, captures financial objectives of importance to the Company, including revenue and earnings growth, cash flow generation and creation of stockholder value. The Company’s compensation program also accounts for individual performance, which enables the Company to differentiate among executives and emphasize the link between personal performance and compensation.

Compensation Process

Constituent	Roles and Responsibilities
Compensation Committee (Comprised of the following three independent Directors for fiscal 2016: Richard R. Crowell (Chairperson), Alan B. Levine and Dr. Amir Faghri)

•      Details of the Compensation Committee’s duties are summarized in the Corporate Governance section of this proxy statement, and are set out in full in the Compensation Committee Charter, which can be viewed on the Company website at http://investor.rbcbearings.com.

•     Oversees the manner in which the Board discharges its responsibilities relating to the Company’s compensation policies and plans.

•     Reviews and determines, as appropriate, the compensation of the Company’s executive officers.

•     In consultation with the Board, the CEO, and senior management, develops and approves the Company’s executive compensation philosophy.

•     Reviews and approves corporate goals and objectives related to the CEO’s compensation and evaluates the CEO’s performance.

•     Determines the CEO’s compensation and reviews and approves the CEO’s recommendations regarding the compensation of the other executive officers.

•     Sole authority to retain and terminate executive compensation consultants engaged to provide advice to the Compensation Committee in connection with its responsibilities and to retain other professional advisors when necessary or appropriate.

Advisors to the Compensation Committee

•     Assist the Compensation Committee and senior management in their periodic review of the effectiveness and competitiveness of the Company’s executive compensation structure.

•     Generally report directly to the Board, although occasionally are engaged by senior management, subject to Compensation Committee approval and oversight.

•     During the past year, the Compensation Committee retained Radford (an Aon Hewitt entity) as an independent advisor.

Company Management

•     The CEO, who is in the best position to initially assess performance, makes recommendations to the Compensation Committee regarding compensation decisions applicable to the other executive officers.

•     Company management provides input and feedback to the Compensation Committee regarding the Compensation Committee’s compensation process.

•     Company management may be invited to attend Compensation Committee or Board meetings from time to time, or to contribute materials for such meetings. No member of Company management is present when the Compensation Committee or Board discusses his or her compensation.

Governance Policies

Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of the Company, or had any relationship with the Company requiring disclosure as a related-party transaction in the section “Certain Relationships and Related Transactions” of this proxy statement. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board or the Compensation Committee during fiscal 2016.

Executive Compensation Clawback Policy

The Company maintains an Executive Compensation Clawback Policy to deter fraud and intentional illegal conduct that materially contributes to a restatement of our financial statements .. The policy provides that if it is found that an Executive Officer engaged in fraud or intentional illegal conduct that materially contributed to the need to restate our financial statements, and the amount of any performance-based compensation actually paid or awarded to such Executive Officer would have been less had it been calculated based on such restated financial statements then, subject to certain exceptions set forth in the Policy, the Compensation Committee can seek to recover the after-tax portion of the difference between the amount actually paid and the amount that should have been paid.

The full Executive Compensation Clawback Policy can be found as Exhibit 10.1 to Current Report on Form 8-K dated July 25, 2013. This policy will be revised as required under the Dodd-Frank Act once the regulations implementing the clawback policy requirements of that law have been finalized.

Stock Ownership Guidelines

We operate stock ownership requirements for each of our Executive Officers and Non-Employee Independent Directors. These stock ownership requirements are designed to encourage stock ownership by our Executive Officers and Non-Employee Independent Directors and to further align their interests with our stockholders. Each Executive Officer and Non-Employee Independent Director must achieve and maintain ownership of ordinary stock or ordinary stock equivalents at or above a prescribed level. The requirements are as follows:

Position	Percent of Base Salary
Chief Executive Officer	6x multiple of base salary
All other Executive Officers	3x multiple of base salary
Non-Employee Independent Directors	3x multiple of annual retainer fee

Our stock-ownership program requires the accumulation of ordinary stock (or ordinary stock equivalents) over a five-year period following the date the person becomes subject to stock-ownership requirements. Executive Officers who experience a change of title or in base salary, and who have their stock ownership requirement increased as a result, have three years to achieve the new level from the date of such event. Ownership credit is given for actual ordinary stock and restricted stock owned, whether or not vested. Stock options do not count toward meeting the stock-ownership target unless the stock option is exercised and the stock received through the exercise is held as ordinary stock. The Compensation Committee reviews compliance with these guidelines on an annual basis.

The full text of the Company’s Stock Ownership Guidelines is filed as Exhibit 10.1 to Current Report on Form 8-K dated June 17, 2013.

Maintaining a Compensation Peer Group

The Compensation Committee compares the Company’s senior management compensation levels with those of companies in industries related to the Company and similar-sized companies in the industrial machinery, aerospace & defense, electronic equipment & instruments, electrical equipment, and semiconductor bearings industries. During the past year, the Compensation Committee undertook a review of our compensation peer group with the support of Radford, the Compensation Committee’s independent advisor. Given the significant impact the Sargent acquisition had on the Company, updating the peer group was necessary due to our increased size and higher weighting with the aerospace sector. A number of criteria were identified to inform the selection of appropriate peers, including industry focus, company scope measured through revenue, market capitalization, headcount and financial growth. As a result of the analysis, six companies were removed from the previous peer group and seven companies were added.

Fiscal 2016 Peer Group

Removed	Retained from 2015	Added for 2016

Actuant	Barnes Group	AAR
AeroVironment	Crane	Astronics
Altra Industrial Motion	FARO Technologies	CIRCOR International
Littlefuse	FLIR Systems	Cognex
Measurement Specialties	Franklin Electric	Curtiss-Wright
Robinson	Graco	Esterline Technologies
	HEICO	Teledyne Technologies
Hexcel
Kulicke and Soffa Industries
Moog
MTS Systems

The Compensation Committee targets all elements of compensation at the 50th percentile of our peer group.

Compensation Program Components

The Compensation Committee regularly reviews and updates the Company’s compensation program for the CEO and other executive officers to ensure that compensation levels and benefits are competitive and reasonable, as measured against our peer group and using the guidelines described above.

The named executive officer’s core compensation elements are base salary, an annual cash incentive and a long-term equity incentive award in the form of Restricted Stock and Stock Options. Details and outcomes for fiscal 2016 are described below.

Base Salaries

Base salaries are reviewed annually. In 2015, the Compensation Committee reviewed the base salary of the CEO in accordance with his 2013 Amended and Restated Employment Agreement. The Compensation Committee also reviewed the CEO’s salary recommendation for the other named executive officers.

In reviewing and approving changes in base salary, the Compensation Committee takes account of a number of factors including:

•	Performance in role

•	Competitive positioning against market

•	Value to the Company and future potential

•	Scope of responsibility

•	Prior experience

As a result of the review, the following changes, based on fiscal years, were approved:

Name and Position	2015 Base Salary	2016 Base Salary	Change
Dr. Michael J. Hartnett	$893,353	$922,643	3.3%
Daniel A. Bergeron	$339,833	$370,000	8.9%
Thomas C. Crainer	$307,000	$314,000	2.3%
Richard J. Edwards	$300,833	$306,000	1.7%
Thomas J. Williams	$250,417	$256,250	2.3%

In approving these changes, the Compensation Committee took into account the performance of and achieved by the individuals and their salaries’ competitive relationship to industry and market level considerations within the ranges the Compensation Committee considers reasonable and necessary for the relative positions.

Annual Incentive Compensation Plan

Under the Company’s annual incentive compensation plan (“Annual Incentive Plan”), the Company pays performance-based annual cash incentive awards. The Annual Incentive Plan primarily assesses performance relative to stretching EBITDA goals on a formulaic and/or discretionary basis. As explained above (see page 23), EBITDA is the primary measure under the Annual Incentive Plan for a number of reasons:

•	It is a multi-faceted measure that assesses management of cash flow, operational efficiencies and top line growth.

•	It aligns the interests of our executive officers and our stockholders, as it is a measure used by securities analysts and investors to evaluate the Company’s performance in absolute and relative terms.

•	It directly reflects how the Company is run, with EBITDA being the primary measures used for business planning purposes.

•	It seeks to minimize the risks associated with other measures, which are open to manipulation, particularly during times of economic uncertainty.

•	The Compensation Committee believes that strong EBITDA performance is an indicator of long-term sustainable performance.

The core EBITDA goal under the Annual Incentive Plan for fiscal 2016 was set at $147,114,000 in accordance with the operating plan. This stretching goal represented an increase of 20.1% on actual $121,899,000 EBITDA achieved in fiscal 2015. Actual EBITDA for fiscal 2016 was $154,813,000, which equated to 105.2% of the stretching goal in the operating plan.

Fiscal 2016 Summary

The following Annual Incentive Plan payments were approved by the Compensation Committee in respect of performance during fiscal 2016:

Name	Annual Incentive	Additional Discretionary Bonus	Total Bonus
Dr. Michael J. Hartnett	$1,383,965		$1,383,965
Daniel A. Bergeron	$375,000	$25,000	$400,000
Thomas C. Crainer	$86,230		$86,230
Richard J. Edwards	$40,000		$40,000
Thomas J. Williams	$50,000		$50,000

Awards under the Annual Incentive Plan are subject to the Executive Compensation Clawback Policy (see page 26 above for a description of the Executive Compensation Clawback Policy).

For our named executive officers other than Dr. Hartnett and Mr. Bergeron, a broader range of performance measures, beyond EBITDA, is taken into account when determining their payments under the Annual Incentive Plan, to reflect the areas for which they are directly accountable. During the year, the named executive officers were eligible for annual cash incentive awards under the Annual Incentive Plan as follows, with percentages expressed relative to year-end Base Salary:

Name	Target Bonus (% of Base Salary)	Maximum Bonus (% of Base Salary)	Performance Measures	Performance Assessment
Dr. Michael J. Hartnett	150%	250%	EBITDA	Formulaic
Daniel A. Bergeron	75%	93.75%	EBITDA	Discretionary within established parameters
Thomas C. Crainer	60%	90%	Divisional sales plus depreciation minus total factory costs; divisional revenue growth relative to U.S. Gross Domestic Product; non-financial and qualitative performance goals
Richard J. Edwards	60%	90%
Thomas J. Williams	40%	N/A	Overall Company and Individual performance

In addition, the Compensation Committee may pay additional discretionary bonuses to the named executive officers other than the CEO in the case of exceptional performance1. For fiscal year 2016, the CEO and the Compensation Committee awarded a discretionary bonus of $25,000 to Mr. Bergeron, based primarily on his achievements in connection with the Sargent acquisition.

An explanation of the performance assessment and annual incentive payments awarded during the year are set out below.

Dr. Michael J. Hartnett

In accordance with the CEO’s April 4, 2013 Amended and Restated Employment Agreement, the CEO is entitled to an annual performance incentive equal to an amount determined as a percentage of the CEO’s base salary, based on the following criteria:

Percentage of Actual EBITDA to Plan	Amount of Bonus
80% to 89.9%	75% of Base Salary
90% to 99.9%	100% of Base Salary
100% to 109.9%	150% of Base Salary
110% to 119.9%	200% of Base Salary
120% or higher	250% of Base Salary

1 Exceptional performance is determined based on a subjective evaluation of performance by the CEO relative to a number of factors, including, but not limited to, “Cash Flow”, “Cumulative Earnings Per Share Growth”, “Customer Service Levels” and “Debt (Net Debt) to Capital”.

Actual EBITDA relative to Plan for fiscal year 2016 was 105.2%. This resulted in an annual incentive payment for Dr. Hartnett of 150% of his base salary, or $1,383,965.

Daniel A. Bergeron

The Vice President and Chief Financial Officer is eligible for an annual performance incentive based on the following criteria:

Percentage of Actual EBITDA to Plan	Amount of Bonus
0% to 89.9%	No automatic bonus
90% to 104.9%	Assessed at the discretion of the CEO in the context of a target of 75% of Base Salary
105% or higher	93.75% of Base Salary

Actual EBITDA relative to Plan for fiscal year 2016 was 105.2%. This resulted in an annual incentive payment for Mr. Bergeron of 93.75% of salary, or $375,000.

In addition, Mr. Bergeron was paid an additional discretionary bonus of $25,000, as described above.

Thomas C. Crainer and Richard J. Edwards

Named executive officers in charge of operating segments are eligible for an annual performance incentive of up to 60% of their base salary, based on performance in three areas.

1.	Divisional sales plus depreciation minus total factory costs for the fiscal year. This component is targeted at 50% of the total annual performance incentive (or 30% of their base salary), subject to adjustment based on level of achievement as noted below

Percentage of Achievement of Target Goal	Amount of Bonus as Percentage of Target
0% to 80%	No bonus
100%	100%
120% or higher	200%

2.	Divisional revenue growth relative to U.S. Gross Domestic Product. This component is equal to 25% of the total target annual performance incentive (or 15% of their base salary). This component is earned upon achievement of divisional revenue growth that exceeds two times U.S. Gross Domestic Product.

3.	Non-financial and qualitative performance goals. This component is equal to 25% of the total target annual performance incentive (or 15% of their base salary) and is the only discretionary component of the annual performance incentive.

The CEO reviews non-financial performance in areas critical to the long-term success of the business.

For fiscal 2016, Mr. Crainer achieved 92.7 percent of his goal under element (1) of his operating plan and therefore received a payment equal to $61,230, which is 30 percent of the targeted amount under that element multiplied by 30 percent of his base salary. Mr. Crainer did not achieve his goal under element (2) of his operating plan and therefore did not receive a payment under that element. Mr. Crainer received a payment equal to $25,000 under element (3) of his operating plan, based on his performance and involvement in a potential acquisition and the acquisition of Sargent, as well as his achievement of customer service performance objectives and overall Company performance.

For fiscal 2016, Mr. Edwards did not achieve his goal under element (1) of his operating plan and therefore did not receive a payment under that element. Mr. Edwards did not achieve his goal under element (2) of his operating plan and therefore did not receive a payment under that element. Mr. Edwards received a payment equal to $40,000 under element (3) of his operating plan, which is approximately 87 percent of the targeted amount under that element multiplied by 15 percent of his base salary based on his achievement of customer service performance objectives and overall Company performance.

In aggregate, this resulted in the following annual incentive payments:

•	Thomas C. Crainer: 28% of salary, or $86,230
•	Richard J. Edwards: 13% of salary, or $40,000

In addition, the Vice President and General Managers were paid discretionary bonuses as described above.

Thomas J. Williams

The Corporate General Counsel & Secretary is eligible for an annual performance incentive equal to a percent of his base salary, determined at the discretion of the CEO based on the Company’s overall performance and Mr. Williams’ individual performance relative to established goals and objectives. The actual annual performance incentive payable to Mr. Williams, as determined by the CEO, is not limited to the targeted percent.

Based on the Company’s overall performance and Mr. Williams’ performance relative to established goals and objectives, Mr. Williams received an annual incentive payment of 19.5% of salary, or $50,000.

Long-Term Equity Incentive Program

The Company makes awards under two Long-Term Incentive Plans: the 2005 Long-Term Incentive Plan and 2013 Long-Term Incentive Plan. These plans provide for grants of stock options, restricted stock and other types of equity awards for executive officers and other key managers.

In fiscal 2016, as was the case in fiscal 2015, awards were made to the CEO and named executive officers in the form of stock options and restricted stock. The purpose of these awards is to align management and stockholder interests over the long-term, by creating a strong and direct long-term relationship between executive compensation, value creation and stockholder returns. Furthermore, any awards under the Long-Term Incentive Plans provide the recipients with an incentive to maximize stockholder value and contribute to our success, while simultaneously enabling us to attract, retain and reward the best available people to lead our Company.

When determining whether to make awards under the Long-Term Incentive Plans to our named executive officers, and when determining the size of any such awards, the Compensation Committee considers a number of factors:

•	For the CEO, the Company’s Actual EBITDA performance over the preceding fiscal year (see below)

•	For the other named executive officers, assessments by the CEO and the Compensation Committee of the achievement of applicable performance metrics

•	The perceived incentive that any grant would provide to generate long-term stockholder value

•	The contribution of the individual

The criteria for determining the award size for the CEO are as follows:

	Amount Awarded
Percentage of Actual EBITDA to Plan	Restricted Stock	Stock Options
Less than 50%	None	None
50% to 74.9%	11,150	None
75% to 89.9%	16,725	41,000
90% to 99.9%	22,300	80.000
100% to 109.9%	33,450	100,000
110% to 119.9%	44,600	100,000

In addition to the above, the CEO is entitled to an annual performance based baseline restricted stock award of 16,900 shares in the event that the Percentage of Actual EBITDA to Plan equals or exceeds 80%.

The long-term incentive awards have the following design features:

Restricted Stock	Stock Options

•     Typically vest over a three to five-year period, in equal amounts each year

•     Subject to Executive Compensation Clawback Policy

•     Taxed at ordinary income tax rates (subject to withholding) when the stock vests, and the Company receives a corresponding tax deduction.

•     Exercise price equal to fair market value at grant

•     Typically vest over a three to five-year period, in equal amounts each year

•     Expire seven years after the date of grant

•     Subject to Executive Compensation Clawback Policy

•     Taxed at ordinary income tax rates (subject to withholding) on exercise, when the Company receives a corresponding tax deduction

Restricted Stock

As of the end of fiscal 2016, there remained 86,660 shares available for issuance as restricted stock under the 2005 Long-Term Incentive Plan and 420,475 shares available for issuance as restricted stock under the 2013 Long-Term Incentive Plan. Actual EBITDA during the year was 105.2% of plan. Based on these performance results, the following awards were approved by the Compensation Committee in fiscal 2016:

Name	Restricted Stock Fair Value	Stock Options Fair Value	Grant Date Fair Value (% of Base Salary)
Dr. Michael J. Hartnett	$2,854,936	$1,785,600	503%
Daniel A. Bergeron	$364,150	$558,000	249%
Thomas C. Crainer	$145,660	$446,400	189%
Richard J. Edwards	$145,660	$446,400	193%
Thomas J. Williams	$72,830	$167,400	94%

For further information regarding base salary, performance-based annual cash incentive awards under the Annual Incentive Plan, and equity awards under the Long-Term Equity Incentive Program for the named executive officers, see ”Summary Compensation” below.

Benefits and Perquisites

In addition to the core elements of compensation explained in the previous section (i.e., base salary, performance-based annual cash incentive awards under the Annual Incentive Plan, and equity awards under the Long-Term Equity Incentive Program), named executive officers are eligible for certain additional benefits, perquisites and plans, as described below.

Retirement Plans

The CEO and other executive officers are entitled to participate in the Company’s 401(k) plan on the same terms and conditions as all other eligible employees subject to a 5% of eligible employee compensation participation limit for highly compensated employees. The plan is funded by eligible participants through employee contributions and by the Company through matching contributions equal to 30% of the first 6% of eligible employee compensation.

Supplemental Executive Retirement Plan

To attract and retain highly qualified senior management executives, the Company maintains a Supplemental Executive Retirement Plan (the “SERP”). The SERP is a nonqualified supplemental pension plan for executives selected by the CEO that provides pension benefits in excess of those provided by the Company’s 401(k) plan discussed above. The SERP allows eligible employees to elect to defer, until termination of their employment, the receipt of up to 75% of their current salary and up to 100% of their bonus compensation. The Company makes contributions equal to 25% of the deferral amount, up to the first 7% of the employees’ annual compensation, which vest in full after one year of service.

Perquisite Programs

The Company’s executive officers are eligible to participate in the Company’s broad-based benefit programs, which are generally available to all employees, including health, disability and life insurance, and relocation programs. The perquisites provided to the CEO are set out in Schedule A to the CEO’s April 1, 2013 Amended and Restated Employment Agreement and include a leased vehicle, healthcare expense reimbursements and reimbursement of personal expenses of $50,000.

Certain named executive officers may also receive certain Company-provided perquisites including reimbursement of certain personal expenses, a leased vehicle or a vehicle allowance. These items are intended to provide those executives with a competitive perquisite program.

For further information regarding specific perquisites provided to the named executive officers, see “Summary Compensation” below.

Employment Agreements

Effective April 1, 2013 the Company entered into an Amended and Restated Employment Agreement with Dr. Michael J. Hartnett pursuant to which Dr. Hartnett continues to be employed as President, Chief Executive Officer and Chairman of the Board (the “Hartnett Employment Agreement”). The Hartnett Employment Agreement provided a two year initial term with automatic annual renewals thereafter and is substantially similar to Dr. Hartnett’s previous Employment Agreement with the Company, dated April 4, 2010 (filed as Exhibit 10.1 to Current Report on Form 8-K dated April 26, 2010), except that the Hartnett Employment Agreement no longer provides guaranteed minimum annual increase in Dr. Hartnett’s base salary and Dr. Hartnett is solely eligible for a formulaic annual performance bonus based on achievement of performance goals, with no eligibility for any discretionary annual performance bonus, as set forth above under “Annual Incentive Compensation Plan ”.

A copy of the Hartnett Employment Agreement is filed as Exhibit 10.1 to Current Report on Form 8-K dated July 2, 2013. No other executive officers have employment agreements and are employed “at will”.

Change-in-Control Compensation Agreements

Change-in-control compensation agreements generally protect income for key executives who would likely be involved in decisions regarding and/or successful implementation of merger/acquisition activity and who are at risk for job loss if a takeover occurs. We believe it is in the best interests of the Company and its stockholders to have such an agreement with our CEO and other executive officers in order (i) for the Board to be able to receive and rely upon the executive’s advice and counsel as to the best interests of the Company and its stockholders without concern that they might be distracted or influenced by the personal uncertainties and risks created by merger and/or acquisition proposals or threats, and (ii) to encourage them to remain with the Company and to continue to devote full attention to the Company’s business.

The April 1, 2013 Amended and Restated Employment Agreement with Dr. Michael J. Hartnett provides that in the event of his termination of employment due to a change-in-control of the Company, he will generally be entitled to a payment equal to 2.5 times his annual base salary plus 2.5 times his target incentive compensation in effect at termination.

On February 1, 2010,   the Company entered into change-in-control Letter Agreements with Daniel A. Bergeron, Thomas M. Burigo, Thomas C. Crainer, Richard J. Edwards, and Thomas J. Williams. Each Agreement entitles the executive to severance benefits if his employment with the Company is terminated under certain circumstances within 24 months after a change-in-control of the Company.  The amount of severance will generally be equal to 150% of the executive’s annual base salary plus 150% of the executive’s target incentive compensation in effect at termination.  In addition, each executive will be entitled to a pro-rata annual bonus for the year in which his termination of employment occurs and to continue participating in the Company’s welfare benefit programs for up to 18 months following his termination of employment.  The Agreements also commit the executives to remain employed with the Company in the event of a tender or exchange offer and includes a non-compete covenant for 12 months following the executive’s termination of employment due to a change-in-control.

The form of the change-in-control Letter Agreement entered into with each of the named executives is attached as Exhibit 10.1 to Form 10-Q filed February 1, 2010.

In addition, the restricted stock grants and stock options owned by Dr. Michael J. Hartnett and the other executive officers, contain change-in-control provisions. The exact terms are set out and defined in the 2005 and 2013 Long-Term Incentive Plans, but in summary if a holder of these restricted stock grants or stock options ceases to be an employee because he or she is terminated without cause within 18 months after a change-in-control, all then unvested restricted stock and stock options shall vest on the date the holder ceases to be an employee. In addition, if there is a change-in-control of the Company or similar event, the Compensation Committee may, in its discretion, provide for the lapsing of restrictions on a participant’s restricted stock and the vesting of stock options on such terms and conditions as it deems appropriate.

Additional Information

Compensation Committee Policy Regarding Compliance with Section 162 (m) of the Code

Section 162(m) of the Code precludes a public corporation from taking a deduction for compensation in excess of $1 million in any taxable year for its chief executive officer or any of its four other highest paid executive officers, unless certain specific and detailed criteria are satisfied.

The Compensation Committee considers the anticipated tax treatment to the Company and the executive officers in its review and establishment of compensation programs and payments. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the Compensation Committee’s control also can affect deductibility of compensation. For these and other reasons, the Compensation Committee has determined that it will not necessarily seek to limit executive compensation to that deductible under Section 162(m) of the Code.

Incentive bonus payments and restricted stock grants paid or awarded by the Company up until fiscal year 2010 were exempt from the deduction limitations under Section 162(m) pursuant to exceptions set forth in the Regulations issued pursuant to Section 162(m).

The Executive Officer Performance Based Compensation Plan (the “162(m) Plan”) is a plan pursuant to which executive officers selected by the Compensation Committee become eligible to receive an incentive bonus or a restricted stock grant based upon the Company’s meeting certain financial performance goals.  The 162(m) Plan is intended to constitute a qualified "performance-based compensation" for purposes of Section 162(m) of the Code. The Plan has an effective date of April 3, 2011. Dr. Hartnett was designated a Participant under the Plan by the Compensation Committee for fiscal 2012, fiscal 2013, fiscal 2014 and fiscal 2015. Dr. Hartnett’s incentive bonus payable pursuant to his April 4, 2010 Employment Agreement and the April 1, 2013 Amended and Restated Employment Agreement is or will be covered under the Plan. In addition, pursuant to the Plan, the Compensation Committee approved the award of grants of restricted stock to Dr. Hartnett equal to 25,000 shares for fiscal year 2012 and 35,000 shares for fiscal year 2013 if actual EBITDA to plan equals or exceeds eighty percent. Actual restricted stock awards in excess of approved amounts would not be deductible under Section 162(m) of the Code. For fiscal 2014 and subsequent fiscal years grants of restricted stock pursuant to the CEO Performance Based Program for Fiscal 2014 and subsequent fiscal years would be deductible under Section 162(m) of the Code.

The cost to the Company of the incentive bonus amounts to be paid or restricted stock grants to participants cannot be determined at this time because payout of incentive bonus amounts and restricted stock grants are based on the Company’s future financial performance, the related performance measures set by the Committee and the number of participants named by the Committee. The Committee envisions that future incentive bonus amounts to be paid or restricted stock grants to participants will be consistent with the compensation and incentive programs approved by the Committee from time to time and described in the Company’s Annual Proxy to Stockholders under “Compensation Discussion and Analysis”.

The Compensation Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of the Company and its stockholders.

SUMMARY COMPENSATION
							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)		($)
(a)	(b)	(c)(1)	(d)(2)	(e)(3)	(f)(3)	(g)(4)	(h)	(i)		(j)

Michael J. Hartnett	2016	922,643	-	2,854,936	1,785,600	1,383,965	-	60,528	(5)	7,007,672
	2015	893,353	-	3,229,953	2,047,000	922,643	-	60,142	(5)	7,153,091
	2014	853,482	-	1,787,800	2,057,000	1,318,062	-	53,054	(5)	6,069,398

Daniel A. Bergeron	2016	370,000	25,000	364,150	558,000	375,000	-	16,954	(6)	1,709,104
	2015	339,833	215,000	256,600	409,400	135,000	-	16,472	(6)	1,372,305
	2014	328,471	18,437	204,320	411,400	211,563	-	14,863	(6)	1,189,054

Thomas C. Crainer	2016	314,000	-	145,660	446,400	86,230	-	15,313	(7)	1,007,603
	2015	307,000	24,640	128,300	409,400	75,360	-	13,701	(7)	958,401
	2014	315,404	29,085	127,700	411,400	105,915	-	17,969	(7)	1,007,473

Richard J. Edwards	2016	306,000	-	145,660	446,400	40,000	-	20,616	(8)	958,676
	2015	300,833	-	128,300	409,400	125,000	-	19,414	(8)	982,947
	2014	294,479	12,000	51,080	205,700	49,500	-	19,071	(8)	631,830

Thomas J. Williams	2016	256,250	-	72,830	167,400	50,000	-	6,689	(9)	553,169
	2015	250,417	-	64,150	153,525	75,000	-	6,243	(9)	549,335
	2014	249,477	-	102,160	205,700	55,000	-	7,098	(9)	619,435

(1)	Column (c) includes amounts deferred by the officer pursuant to 401(k) Plan.

(2)	Bonuses for fiscal 2016, 2015 and fiscal 2014 were paid under the Company’s incentive compensation plan and are reflected in column (g). Mr. Bergeron received an additional discretionary bonus based on performance of $25,000 in fiscal 2016, $215,000 in fiscal 2015 and $18,437 in fiscal 2014. Mr. Crainer received an additional discretionary bonus based on performance of $24,640 in fiscal 2015 and $29,085 in fiscal 2014. Mr. Edwards received an additional discretionary bonus based on performance of $12,000 in fiscal 2014.

(3)	The amounts in columns (e) and (f) represent the fair market value on the date of grant of restricted shares and non qualified stock options granted each year. For additional information on the valuation assumptions regarding the restricted stock and stock option awards, refer to Note 15 to our financial statements for fiscal 2016 included in the Company’s Annual Report on Form 10-K filed with the SEC on May 26, 2016.

(4)	The amounts in column (g) consist of annual cash bonuses earned in fiscal 2016, fiscal 2015 and fiscal 2014 and paid in the following fiscal year under the Company’s incentive compensation plan.

For fiscal 2016, Mr. Hartnett received the maximum amount under the EBITDA calculation.

For fiscal 2016, Mr. Bergeron received the maximum amount under the EBITDA calculation plus an additional $25,000 which was awarded at the discretion of the CEO based on performance.

For fiscal 2016, Mr. Crainer achieved 92.7% of his goal under element (1) of his operating plan and therefore received a payment equal to 65% of the targeted amount under that element which is 30% of his base salary of $314,000; this calculates to $61,230. Mr. Crainer did not achieve his goal under element (2) of his operating plan. Last, Mr. Crainer received a payment under element (3) of his operating plan equal to 53% of the targeted amount under that element which is 15% of his base salary of $314,000; this calculates to $25,000.

For fiscal 2016, Mr. Edwards achieved 74.1% of his goal under element (1) of his operating plan and therefore received no payment since he did not reach minimum achievement of 80%. Mr. Edwards did not achieve his goal under element (2) of his operating plan. Last, Mr. Edwards received a payment under element (3) of his operating plan representing approximately 87% of the targeted amount under that element which is 15% of his base salary of $306,000; this calculates to $40,000.

For fiscal 2016, Mr. Williams was awarded an annual performance bonus in the amount of $50,000. This amount represents approximately 20% of his base salary of $256,250. The annual performance bonus was based on the assessment and recommendation of the CEO based on the Company’s overall performance and his assessment of Mr. Williams’ performance.

For fiscal 2015, Mr. Hartnett received the maximum amount under the EBITDA calculation.

For fiscal 2015, Mr. Bergeron received the maximum amount under the EBITDA calculation plus an additional $215,000 which was awarded at the discretion of the CEO based on performance.

For fiscal 2015, Mr. Crainer achieved 85.7% of his goal under element (1) of his operating plan and therefore received a payment equal to 30% of the targeted amount under that element which is 30% of his base salary of $314,000; this calculates to $28,260. Mr. Crainer did not achieve his goal under element (2) of his operating plan. Last, Mr. Crainer received a payment under element (3) of his operating plan equal to 100% of the targeted amount under that element which is 15% of his base salary of $314,000; this calculates to $47,100. Mr. Crainer also received an additional $24,640 which was awarded at the discretion of the CEO based on performance.

For fiscal 2015, Mr. Edwards achieved 95.7% of his goal under element (1) of his operating plan and therefore received a payment equal to 80% of his targeted amount under that element which is 30% of his base salary of $306,000; this calculates to $73,440. Mr. Edwards achieved 100% of his goal under element (2) of his operating plan and therefore received a payment equal to 100% of his targeted amount under that element which is 15% of his base salary of $306,000; this calculates to $45,900. Last, Mr. Edwards received a payment under element (3) of his operating plan representing approximately 12% of the targeted amount under that element which is 15% of his base salary of $306,000; this calculates to $5,660.

For fiscal 2015, Mr. Williams was awarded an annual performance bonus in the amount of $75,000. This amount represents approximately 30% of his base salary of $256,250. The annual performance bonus was based on the assessment and recommendation of the CEO based on the Company’s overall performance and his assessment of Mr. Williams’ performance.

For fiscal 2014, Mr. Hartnett received the maximum amount under the EBITDA calculation.

For fiscal 2014, Mr. Bergeron received the maximum amount under the EBITDA calculation plus an additional $18,437 which was awarded at the discretion of the CEO based on performance.

For fiscal 2014, Mr. Crainer achieved 92.7% of his goal under element (1) of his operating plan and therefore received a payment equal to 65% of the targeted amount under that element which is 30% of his base salary of $307,000; this calculates to $59,865. Mr. Crainer did not achieve his goal under element (2) of his operating plan. Last, Mr. Crainer received a payment under element (3) of his operating plan equal to 100% of the targeted amount under that element which is 15% of his base salary of $307,000; this calculates to $46,050. Mr. Crainer also received an additional $29,085 which was awarded at the discretion of the CEO based on performance.

For fiscal 2014, Mr. Edwards achieved 80.0% of his goal under element (1) of his operating plan and therefore received a payment equal to 5% of his targeted amount under that element which is 30% of his base salary of $300,000; this calculates to $4,500. Mr. Edwards did not achieve his goal under element (2) of his operating plan. Last, Mr. Edwards received a payment under element (3) of his operating plan representing 100% of the targeted amount under that element which is 15% of his base salary of $300,000; this calculates to $45,000. Mr. Edwards also received an additional $12,000 which was awarded at the discretion of the CEO based on performance.

For fiscal 2014, Mr. Williams was awarded an annual performance bonus in the amount of $55,000. This amount represents approximately 22% of his base salary of $250,000. The annual performance bonus was based on the assessment and recommendation of the CEO based on the Company’s overall performance and his assessment of Mr. Williams’ performance.

(5)	Consists of a leased vehicle of $3,818 in fiscal 2016, $3,054 in fiscal 2015 and $3,054 in fiscal 2014, healthcare expense reimbursements of $6,710 in fiscal 2016 and $7,088 in fiscal 2015 and reimbursement of personal expenses per Mr. Hartnett’s employment agreements of $50,000 in fiscal 2016, fiscal 2015 and fiscal 2014.

(6)	Consists of a leased vehicle of $9,044 in fiscal 2016, $9,044 in fiscal 2015 and $7,654 in fiscal 2014, employer match contributed to Mr. Bergeron’s SERP account of $7,350 in fiscal 2016, $6,522 in fiscal 2015 and $6,144 in fiscal 2014 and employer match contributions to Mr. Bergeron’s 401(k) account of $560 in fiscal 2016, $906 in fiscal 2015 and $1,065 in fiscal 2014.

(7)	Consists of Company-paid life insurance premiums of $1,120 in fiscal 2016, $1,120 in fiscal 2015 and $1,120 in fiscal 2014, a leased vehicle of $3,358 in fiscal 2016, $3,358 in fiscal 2015 and $2,518 in fiscal 2014, healthcare expense reimbursements of $4,441 in fiscal 2016, $2,958 in fiscal 2015 and $5,000 in fiscal 2014, employer match contributed to Mr. Crainer’s 401(k) account of $899 in fiscal 2016, $892 in fiscal 2015 and $896 in fiscal 2014 and employer match contributed to Mr. Crainer’s SERP account of $5,495 in fiscal 2016, $5,373 in fiscal 2015 and $8,435 in fiscal 2014.

(8)	Consists of Company-paid life insurance premiums of $1,805 in fiscal 2016, $1,805 in fiscal 2015 and $1,805 in fiscal 2014, a leased vehicle of $11,901 in fiscal 2016, $11,871 in fiscal 2015 and $11,871 in fiscal 2014, employer match contributed to Mr. Edwards’ 401(k) account of $898 in fiscal 2016, $901 in fiscal 2015 and $895 in fiscal 2014 and employer match contributed to Mr. Edwards’ SERP account of $6,012 in fiscal 2016, $4,837 in fiscal 2015 and $4,500 in fiscal 2014.

(9)	Consists of employer match contributed to Mr. Williams’ 401(k) account of $898 in fiscal 2016, $899 in fiscal 2015, $894 in fiscal 2014 and employer match contributed to Mr. Williams’ SERP account of $5,791 in fiscal 2016, $5,344 in fiscal 2015 and $6,204 in fiscal 2014.

GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Stock Option Awards
	Grant	Threshold		Target		Maximum		Threshold	Target	Maximum
Name	Date	($)		($)		($)		(#)	(#)	(#)	(#)(8)	(#)	($/Sh)(8)	($)(9)

Michael J. Hartnett	-		(1)	1,383,965	(2)	2,306,608	(3)	-	-	-	-	-	-	-
	7/1/2015	-		-		-		-	-	-	39,200	-	-	2,854,936
	7/1/2015	-		-		-		-	-	-	-	80,000	72.83	1,785,600

Daniel A. Bergeron	-		(4)	300,000	(5)	375,000	(6)	-	-	-	-	-	-	-
	7/1/2015	-		-		-		-	-	-	5,000	-	-	364,150
	7/1/2015			-		-		-	-	-	-	25,000	72.83	558,000

Thomas C. Crainer	-	-		188,400	(7)	282,600	(7)	-	-	-	-	-	-	-
	7/1/2015	-		-		-		-	-	-	2,000	-	-	145,660
	7/1/2015	-		-		-		-	-	-	-	20,000	72.83	446,400

Richard J. Edwards	-	-		183,600	(7)	275,400	(7)	-	-	-	-	-	-	-
	7/1/2015	-		-		-		-	-	-	2,000	-	-	145,660
	7/1/2015	-		-		-		-	-	-	-	20,000	72.83	446,400

Thomas J. Williams	-	-		102,500	(10)	-		-	-	-	-	-	-	-
	7/1/2015	-		-		-		-	-	-	1,000	-	-	72,830
	7/1/2015	-		-		-		-	-	-	-	7,500	72.83	167,400

(1)	Under the Annual Incentive Compensation Plan, if the target is not met, the amount of the award is at the discretion of the Board of Directors. For fiscal 2016 the Company EBITDA performance was equal to 105.2% of plan.

(2)	Equals 150% of base salary (100% to 109.9% of EBITDA to plan).

(3)	Equals 250% of base salary (120% or greater of EBITDA to plan).

(4)	If the target is not met, the amount of the award is at the discretion of the CEO.

(5)	Equals 75% of base salary (100% to 104.9% of EBITDA to plan).

(6)	Equals 93.75% of target (105% or higher of EBITDA to plan).

(7)	Target is 60% of base salary. The targeted percentage is made up of three elements: (1) thirty percent of base salary upon achieving one hundred percent of the established annual revenue and profit plan, with a minimum threshold of more than eighty percent of plan and an opportunity to earn up to sixty percent of base salary if the achievement is equal to one hundred and twenty percent of plan; (2) up to fifteen percent of base salary based on year to year revenue growth achievement in excess of that percentage equal to two times U.S. Gross Domestic Product; and (3) up to fifteen percent of base salary, at the discretion of the CEO, upon achievement of acceptable customer service levels, development of human resources and the Company’s overall performance.

(8)	Awarded under the 2013 Long-Term Equity Incentive Program.

(9)	Awarded under the 2013 Long-Term Equity Incentive Program. The Grant Date Fair Value of restricted stock awards is based on the grant date closing price of $72.83.

(10)	Target is 40% of base salary. The actual amount is determined at the discretion of the CEO based on the Company’s overall performance and the individual’s performance.

The following descriptions of our equity plans and employment agreements with Dr. Hartnett are necessary to an understanding of the Summary Compensation Table and Grants of Plan Based Awards Table above.

Dr. Hartnett Employment Agreement

On July 1, 2005, we entered into an employment agreement with Dr. Hartnett. Under the terms of the employment agreement, Dr. Hartnett was employed as our Chief Executive Officer. On April 22, 2010 the Company entered into a new Employment Agreement with Dr. Hartnett, effective April 4, 2010, pursuant to which Dr. Hartnett continued to be employed as President, Chief Executive Officer and Chairman of the Board. The new Employment Agreement replaced the July 1, 2005 Employment Agreement. Dr. Hartnett’s April 4, 2010 Employment Agreement had a two year initial term with automatic annual renewals thereafter. Effective April 1, 2013 the Company entered into an Amended and Restated Employment Agreement with Dr. Hartnett pursuant to which he continues to be employed as President, Chief Executive Officer and Chairman of the Board. The April 1, 2013 Amended and Restated Employment Agreement amends and restates the April 4, 2010 Employment Agreement and has a two year initial term with automatic annual renewals thereafter.

Dr. Hartnett’s current employment agreement provides for a base salary effective April 1, 2013 of $70,072 per month.   Dr. Hartnett’s base salary is subject to review by the Compensation Committee not later than December 1 of each year who may increase (but not decrease) such base salary, at its sole discretion. Dr. Hartnett’s base salary was increased to $73,226 per month effective December 1, 2013 representing an annualized increase of 4.5 percent based on an evaluation of performance and competitive compensation factors. Dr. Hartnett’s base salary was increased to $76,887 per month effective December 1, 2014 representing an annualized increase of 5 percent based on an evaluation of performance and competitive compensation factors. Dr. Hartnett is also entitled to an annual performance bonus with respect to each fiscal year during which he remains an employee in an amount determined as a percentage of Dr. Hartnett’s base salary, based on the amount by which our performance exceeds (or fails to meet) EBITDA targets in an operating plan as explained above.

Dr. Hartnett’s current employment agreement also contains non-competition provisions prohibiting Dr. Hartnett from competing against us during the term of the employment agreement and for two years thereafter without our prior written consent. Dr. Hartnett is also entitled to certain additional benefits (beyond those generally available to our employees) including medical and hospitalization insurance and additional life insurance. We are also required to maintain an apartment in Los Angeles for use by Dr. Hartnett while on business.

1998 Stock Option Plan

Effective February 18, 1998, we adopted the RBC Bearings Incorporated (f/k/a Roller Bearing Holding Company, Inc.) 1998 Stock Option Plan. The terms of the 1998 Stock Option Plan provide for the grant of options to purchase up to 8,413,900 shares of common stock to officers and employees of, and consultants (including members of the Board) to the Company and our subsidiaries. Options granted may be either incentive stock options (under Section 422 of the Code) or non-qualified stock options. The 1998 Stock Option Plan was administered by our Board or a committee to which the Board delegated its responsibilities. As of July 1, 2016, there were no outstanding options. The 1998 Stock Option Plan has been frozen and no additional stock options will be awarded pursuant to the plan.

The exercise price of options granted under the 1998 Stock Option Plan was determined by our Board, but in no event was less than 100% of the Fair Market Value (as defined in the 1998 Stock Option Plan) of the common stock on the date of grant. Options granted under the 1998 Stock Option Plan may be exercised during the period set forth in the agreement pursuant to which the options are granted, but in no event more than ten years following grant.

The 1998 Stock Option Plan provides that the number of shares for which outstanding options shall be exercisable, and the exercise price thereof, shall be adjusted upon the happening of stock dividends, stock splits, recapitalizations and certain other capital events regarding our Company or the common stock. Upon any merger, consolidation or combination where shares of common stock are converted into cash, securities or other property, outstanding options shall be converted into the right to receive upon exercise the consideration as would have been payable in exchange for the shares of common stock underlying such options had such options been exercised prior to such event.

Options granted under the 1998 Stock Option Plan are not transferable by the holders thereof except by the laws of descent and distribution. Our Board has the right to establish such rules and regulations concerning the 1998 Stock Option Plan and to make such determinations and interpretations of the terms thereof as it deems necessary or advisable.

2001 Stock Option Plan

The RBC Bearings Incorporated (f/k/a Roller Bearing Holding Company, Inc.) 2001 Stock Option Plan was adopted in fiscal 2002 and amended and restated on October 24, 2003. The terms of the 2001 Stock Option Plan provide for the grant of options to purchase up to 1,008,553 shares of common stock to officers and employees of, and consultants (including members of our Board) to, the Company and its subsidiaries selected by the CEO to participate in the plan. Options granted may be either incentive stock options (under Section 422 of the Code) or non-qualified stock options. The 2001 Stock Option Plan, which expired in July 2011, was administered by our Board or a committee to which the Board delegated its responsibilities. As of July 1, 2016, there were no outstanding options. The 2001 Stock Option Plan has been frozen and no additional stock options will be awarded pursuant to the plan.

The exercise price of options granted under the 2001 Stock Option Plan was determined by the Board, but in no event was less than 100% of the Fair Market Value (as defined in the 2001 Stock Option Plan) of the common stock on the date of grant. Options granted under the 2001 Stock Option Plan may be exercised during the period set forth in the agreement pursuant to which the options are granted, but in no event more than ten years following grant.

The 2001 Stock Option Plan provides that the number of shares for which outstanding options shall be exercisable, and the exercise price thereof, shall be adjusted upon the happening of stock dividends, stock splits, recapitalizations and certain other capital events regarding our Company or the common stock. Upon any merger, consolidation or combination where shares of common stock are converted into cash, securities or other property, outstanding options shall be converted into the right to receive upon exercise the consideration as would have been payable in exchange for the shares of common stock underlying such options had such options been exercised prior to such event.

Options granted under the 2001 Stock Option Plan are not transferable by the holders thereof except (1) by the laws of descent and distribution, (2) transfers to members of any holder’s immediate family (which for purposes of the 2001 Stock Option Plan shall be limited to the participant’s children, grandchildren and spouse), (3) to one or more trusts for the benefit of such family members, or (4) to partnerships or limited liability companies in which such family members and/or trusts are the only partners or members; provided, that options may be transferred pursuant to sections (2) through (4) hereof only if the option expressly so provides, or as otherwise approved by the CEO or the Board in their discretion. Our Board has the right to establish such rules and regulations concerning the 2001 Stock Option Plan and to make such determinations and interpretations of the terms thereof as it deems necessary or advisable.

2005 Long-Term Equity Incentive Plan

We adopted our 2005 Long-Term Incentive Plan effective upon the completion of our initial public offering in August 2005. The plan provides for grants of stock options, stock appreciation rights, restricted stock and performance awards. Our directors, officers and other employees and persons who engage in services for us are eligible for grants under the plan. The purpose of the plan is to provide these individuals with incentives to maximize stockholder value and otherwise contribute to our success and to enable us to attract, retain and reward the best available persons for positions of responsibility.

2,939,170 shares of our common stock were authorized for issuance under the plan, subject to adjustment in the event of a reorganization, stock split, merger or similar change in our corporate structure or the outstanding shares of common stock. Of this amount, 683,502 options were awarded to Dr. Hartnett at the time of our initial public offering in August, 2005 at the offering price of $14.50 per share and the remainder was reserved for grants to our employees and directors at the discretion of our Compensation Committee. During fiscal 2009, the Company issued an additional 198,500 options and 43,500 restricted stock grants. During fiscal 2010, the Company issued an additional 363,000 options and 41,000 restricted stock grants. During fiscal 2011, the Company issued an additional 8,000 options and 25,000 restricted stock grants. During fiscal 2012, the Company issued an additional 201,000 options and 115,600 restricted stock grants. During fiscal 2013, the Company issued an additional 206,500 options and 121,250 restricted stock grants. During fiscal 2014, the Company issued an additional 193,500 options and 55,000 restricted stock grants. During fiscal 2015 the Company issued no additional options and 40,700 restricted stock grants. During fiscal 2016 through July 1, 2016, the Company issued no additional options or restricted stock grants. As of July 1, 2016, the 2005 Long-Term Incentive Plan had 86,660 stock options or other equity awards available for issuance. We may grant shares of restricted stock to our employees and directors in the future under the plan. Our Compensation Committee administers the plan. Our Board also has the authority to administer the plan and to take all actions that the Compensation Committee is otherwise authorized to take under the plan. The terms and conditions of each award made under the plan, including vesting requirements, will be set forth consistent with the plan in a written agreement with the grantee.

Stock Options.   Under the plan, the Compensation Committee or the Board may award grants of incentive stock options and other non-qualified stock options. The Compensation Committee also has the authority to grant options that will become fully vested and exercisable automatically upon a change in control. The Compensation Committee may not, however, award to any one person in any calendar year options to purchase common stock equal to more than 10% of the total number of shares authorized under the plan (other than the initial award to Dr. Hartnett discussed above), and it may not award incentive stock options first exercisable in any calendar year whose underlying shares have a fair market value greater than $100,000 determined at the time of grant.

The Compensation Committee will determine the exercise price and term of any option in its discretion, provided that, the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant. In the case of any incentive stock option, the option must be exercised within 10 years of the date of grant. The exercise price of an incentive stock option awarded to a person who owns stock constituting more than 10% of our voting power may not be less than 110% of such fair market value on such date and the option must be exercised within five years of the date of grant.

Restricted Stock.   Under the plan, the Compensation Committee may award restricted stock, subject to the conditions and restrictions, and for the duration that it determines in its discretion. All of the 62,570 shares available for issuance are available to be used for restricted stock awards.

Stock Appreciation Rights.   The Compensation Committee may grant stock appreciation rights, or SARs, subject to the terms and conditions contained in the plan. Under the plan, the exercise price of a SAR must equal the fair market value of a share of our common stock on the date the SAR was granted. Upon exercise of a SAR, the grantee will receive an amount in shares of our common stock equal to the difference between the fair market value of a share of common stock on the date of exercise and the exercise price of the SAR, multiplied by the number of shares as to which the SAR is exercised.

Performance Awards.   The Compensation Committee may grant performance awards contingent upon achievement of set goals and objectives regarding specified performance criteria, over a specified performance cycle. Awards may include specific dollar-value target awards, performance units, the value of which is established at the time of grant, and/or performance shares, the value of which is equal to the fair market value of a share of common stock on the date of grant. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria. A performance award may be paid out in cash and/or shares of common stock or other securities.

Amendment and Termination of the Plan.   The Board may amend or terminate the plan in its discretion, except that no amendment will become effective without prior approval of our stockholders if such approval is necessary for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any stock exchange or Nasdaq listing requirements. If not previously terminated by the Board, the plan will terminate on the tenth anniversary of its adoption.

2013 Long-Term Equity Incentive Plan

Our 2013 Long-Term Incentive Plan was approved by our shareholders at the Company’s 2013 annual shareholder meeting. The plan provides for grants of stock options, stock appreciation rights, restricted stock and performance awards. Our directors, officers and other employees and persons who engage in services for us are eligible for grants under the plan. The purpose of the plan is to provide these individuals with incentives to maximize stockholder value and otherwise contribute to our success and to enable us to attract, retain and reward the best available persons for positions of responsibility.

 1,500,000 shares of our common stock were authorized for issuance under the plan, subject to adjustment in the event of a reorganization, stock split, merger or similar change in our corporate structure or the outstanding shares of common stock. During fiscal 2014, the Company issued 8,000 restricted stock grants. During fiscal 2015, the Company issued 223,750 options and 73,100 restricted stock grants. During fiscal 2016 through July 1, 2016, the Company issued 211,750 stock options and 142,450 restricted stock grants. As of July 1, 2016, the 2013 Long-Term Incentive Plan had 840,950 stock options or other equity awards available for issuance. We may grant shares of restricted stock to our employees and directors in the future under the plan. Our Compensation Committee administers the plan. Our Board also has the authority to administer the plan and to take all actions that the Compensation Committee is otherwise authorized to take under the plan. The terms and conditions of each award made under the plan, including vesting requirements, will be set forth consistent with the plan in a written agreement with the grantee.

Stock Options.   Under the plan, the Compensation Committee or the Board may award grants of incentive stock options and other non-qualified stock options. The Compensation Committee also has the authority to grant options that will become fully vested and exercisable automatically upon a change in control. The Compensation Committee may not, however, award to any one person in any calendar year options to purchase common stock equal to more than 10% of the total number of shares authorized under the plan (other than the initial award to Dr. Hartnett discussed above), and it may not award incentive stock options first exercisable in any calendar year whose underlying shares have a fair market value greater than $100,000 determined at the time of grant.

The Compensation Committee will determine the exercise price and term of any option in its discretion, provided that, the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant. In the case of any incentive stock option, the option must be exercised within 10 years of the date of grant. The exercise price of an incentive stock option awarded to a person who owns stock constituting more than 10% of our voting power may not be less than 110% of such fair market value on such date and the option must be exercised within five years of the date of grant.

Restricted Stock.   Under the plan, the Compensation Committee may award restricted stock, subject to the conditions and restrictions, and for the duration that it determines in its discretion. One half of the 840,950 shares available for issuance are available to be used for restricted stock awards.

Stock Appreciation Rights.   The Compensation Committee may grant stock appreciation rights, or SARs, subject to the terms and conditions contained in the plan. Under the plan, the exercise price of a SAR must equal the fair market value of a share of our common stock on the date the SAR was granted. Upon exercise of a SAR, the grantee will receive an amount in shares of our common stock equal to the difference between the fair market value of a share of common stock on the date of exercise and the exercise price of the SAR, multiplied by the number of shares as to which the SAR is exercised.

Performance Awards.   The Compensation Committee may grant performance awards contingent upon achievement of set goals and objectives regarding specified performance criteria, over a specified performance cycle. Awards may include specific dollar-value target awards, performance units, the value of which is established at the time of grant, and/or performance shares, the value of which is equal to the fair market value of a share of common stock on the date of grant. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria. A performance award may be paid out in cash and/or shares of common stock or other securities.

Amendment and Termination of the Plan.   The Board may amend or terminate the plan in its discretion, except that no amendment will become effective without prior approval of our stockholders if such approval is necessary for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any stock exchange or Nasdaq listing requirements. If not previously terminated by the Board, the plan will terminate on the tenth anniversary of its adoption.

On March 29, 2006, we accelerated vesting with respect to all outstanding options and warrants under our existing stock option plans. Such acceleration was approved by our Board. As of July 1, 2016, there were 997,650 outstanding stock options, 529,800 of which were exercisable.

Except as set forth above in “CEO Performance Based Program for Fiscal 2014 and Subsequent Years” with respect to the CEO, the Company does not have an established quantitative formula to determine the number of shares of stock options and/or restricted shares granted to each named executive officer. The grants are based on the Compensation Committee’s subjective evaluation based on an understanding and assessments of each individual named executive officer and a comparison to the competitive market for executive compensation. The factors taken into consideration by the Compensation Committee with respect to grants to named executive officers of stock options and/or restricted shares include the named executive’s responsibilities, experience level, retention risk, tenure, job performance and achievement of short-term and long-term goals.

The Compensation Committee typically reviews approval of equity grants on an annual fiscal year basis. The timing of the meeting is scheduled to allow the Compensation Committee to review prior year performance and assemble all necessary information. Grants are generally scheduled to follow release of earnings for the applicable quarter. The date is not selected or changed to increase the value of stock option awards for executives or directors.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS						STOCK AWARDS
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	(#)		(#)	($)		(#)		($)(1)	(#)	($)
Name	Exercisable	Unexercisable

Michael J. Hartnett	100,000	-		-	22.73	11/16/2016	-		-	-	-
	80,000	20,000	(2)	-	37.66	10/6/2018	-		-	-	-
	60,000	40,000	(5)	-	44.60	6/4/2019	-		-	-	-
	40,000	60,000	(8)	-	51.08	6/14/2020	-		-	-	-
	20,000	80,000	(11)	-	64.15	7/1/2021	-		-	-	-
	-	80,000	(14)	-	72.83	7/1/2022	-		-	-	-
	-	-		-	-	-	7,000	(18)	515,550	-	-
	-	-		-	-	-	11,667	(22)	859,275	-	-
	-	-		-	-	-	33,567	(27)	2,472,210	-	-
	-	-		-	-	-	39,200	(31)	2,887,080	-	-
Daniel A. Bergeron	20,000			-	22.73	11/16/2016	-		-	-	-
	16,000	4,000	(3)	-	37.66	10/6/2018	-		-	-	-
	12,000	8,000	(6)	-	44.60	6/4/2019	-		-	-	-
	8,000	12,000	(9)	-	51.08	6/14/2020	-		-	-	-
	4,000	16,000	(12)	-	64.15	7/1/2021	-		-	-	-
	-	25,000	(15)	-	72.83	7/1/2022	-		-	-	-
	-	-		-	-	-	1,500	(19)	110,475	-	-
	-	-		-	-	-	1,333	(23)	98,175	-	-
	-	-		-	-	-	2,667	(28)	196,425	-	-
	-	-		-	-	-	5,000	(32)	368,250	-	-

Thomas C. Crainer	25,000	-		-	22.73	11/16/2016	-		-	-	-
	16,000	4,000	(3)	-	37.66	10/6/2018	-		-	-	-
	12,000	8,000	(6)	-	44.60	6/4/2019	-		-	-	-
	8,000	12,000	(9)	-	51.08	6/14/2020	-		-	-	-
	4,000	16,000	(12)	-	64.15	7/1/2021	-		-	-	-
	-	20,000	(16)	-	72.83	7/1/2022	-		-	-	-
	-	-		-	-	-	1,000	(20)	73,650	-	-
	-	-		-	-	-	833	(24)	61,350	-	-
	-	-		-	-	-	1,333	(29)	98,175	-	-
	-	-		-	-	-	2,000	(33)	147,300
Richard J. Edwards	4,000	4,000	(3)	-	37.66	10/6/2018	-		-	-	-
	-	8,000	(6)	-	44.60	6/4/2019	-		-	-	-
	4,000	6,000	(10)	-	51.08	6/14/2020	-		-	-	-
	4,000	16,000	(12)	-	64.15	7/1/2021	-		-	-	-
	-	20,000	(16)	-	72.83	7/1/2022	-		-	-	-
	-	-		-	-	-	1,000	(20)	73,650	-	-
	-	-		-	-	-	333	(25)	24,525	-	-
	-	-		-	-	-	1,333	(29)	98,175	-	-
	-	-		-	-	-	2,000	(33)	147,300	-	-
Thomas J. Williams	6,000	-		-	22.73	11/16/2016	-		-	-	-
	8,000	2,000	(4)	-	37.66	10/6/2018	-		-	-	-
	6,000	4,000	(7)	-	44.60	6/4/2019	-		-	-	-
	4,000	6,000	(10)	-	51.08	6/14/2020	-		-	-	-
	1,500	6,000	(13)	-	64.15	7/1/2021	-		-	-	-
	-	7,500	(17)	-	72.83	7/1/2022	-		-	-	-
	-	-		-	-	-	400	(21)	29,460	-	-
	-	-		-	-	-	667	(26)	49,125	-	-
	-	-		-	-	-	667	(30)	49,125	-	-
	-	-		-	-	-	1,000	(34)	73,650	-	-

(1)	These amounts are based on a price per share of $73.65, the closing sales price for a share of our common stock on the last business day of fiscal 2016 (April 1, 2016) as quoted by the Nasdaq National Market.

(2)	These options vest as follows: 20,000 on October 6, 2016.

(3)	These options vest as follows: 4,000 on October 6, 2016.

(4)	These options vest as follows: 2,000 on October 6, 2016.

(5)	These options vest as follows: 20,000 on June 4, 2016, and 20,000 on June 4, 2017.

(6)	These options vest as follows: 4,000 on June 4, 2016, and 4,000 on June 4, 2017.

(7)	These options vest as follows: 2,000 on June 4, 2016, and 2,000 on June 4, 2017.

(8)	These options vest as follows: 20,000 on June 14, 2016, 20,000 on June 14, 2017, and 20,000 on June 14, 2018.

(9)	These options vest as follows: 4,000 on June 14, 2016, 4,000 on June 14, 2017, and 4,000 on June 14, 2018.

(10)	These options vest as follows: 2,000 on June 14, 2016, 2,000 on June 14, 2017, and 2,000 on June 14, 2018.

(11)	These options vest as follows: 20,000 on July 1, 2016, 20,000 on July 1, 2017, 20,000 on July 1, 2018 and 20,000 on July 1, 2019.

(12)	These options vest as follows: 4,000 on July 1, 2016, 4,000 on July 1, 2017, 4,000 on July 1, 2018 and 4,000 on July 1, 2019.

(13)	These options vest as follows: 1,500 on July 1, 2016, 1,500 on July 1, 2017, 1,500 on July 1, 2018 and 1,500 on July 1, 2019.

(14)	These options vest as follows: 16,000 on July 1, 2016, 16,000 on July 1, 2017, 16,000 on July 1, 2018, 16,000 on July 1, 2019 and 16,000 on July 1, 2020.

(15)	These options vest as follows: 5,000 on July 1, 2016, 5,000 on July 1, 2017, 5,000 on July 1, 2018, 5,000 on July 1, 2019 and 5,000 on July 1, 2020.

(16)	These options vest as follows: 4,000 on July 1, 2016, 4,000 on July 1, 2017, 4,000 on July 1, 2018, 4,000 on July 1, 2019 and 4,000 on July 1, 2020.

(17)	These options vest as follows: 1,500 on July 1, 2016, 1,500 on July 1, 2017, 1,500 on July 1, 2018, 1,500 on July 1, 2019 and 1,500 on July 1, 2020.

(18)	These restricted stock awards vest as follows: 7,000 on October 6, 2016.

(19)	These restricted stock awards vest as follows: 1,500 on October 6, 2016.

(20)	These restricted stock awards vest as follows: 1,000 on October 6, 2016.

(21)	These restricted stock awards vest as follows: 400 on October 6, 2016.

(22)	These restricted stock awards vest as follows: 11,667 on June 14, 2016.

(23)	These restricted stock awards vest as follows: 1,333 on June 14, 2016.

(24)	These restricted stock awards vest as follows: 833 on June 14, 2016.

(25)	These restricted stock awards vest as follows: 333 on June 14, 2016.

(26)	These restricted stock awards vest as follows: 667 on June 14, 2016.

(27)	These restricted stock awards vest as follows: 16,784 on July 1, 2016 and 16,783 on July 1, 2017.

(28)	These restricted stock awards vest as follows: 1,334 on July 1, 2016 and 1,333 on July 1, 2017.

(29)	These restricted stock awards vest as follows: 666 on July 1, 2016 and 667 on July 1, 2017.

(30)	These restricted stock awards vest as follows: 334 on July 1, 2016 and 333 on July 1, 2017.

(31)	These restricted stock awards vest as follows: 13,067 on July 1, 2016, 13,066 on July 1, 2017 and 13,067 on July 1, 2018.

(32)	These restricted stock awards vest as follows: 1,667 on July 1, 2016, 1,666 on July 1, 2017 and 1,667 on July 1, 2018.

(33)	These restricted stock awards vest as follows: 667 on July 1, 2016, 666 on July 1, 2017 and 667 on July 1, 2018.

(34)	These restricted stock awards vest as follows: 333 on July 1, 2016, 334 on July 1, 2017 and 333 on July 1, 2018.

OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)(1)

Michael J. Hartnett	20,075	1,043,699	47,116	3,307,170

Daniel A. Bergeron	40,000	1,516,340	5,667	390,718

Thomas C. Crainer	25,000	1,241,250	4,001	276,131

Richard J. Edwards	24,000	819,353	3,501	239,931

Thomas J. Williams	2,000	55,857	2,066	144,034

(1)	The fair market value was based on the closing price of our common stock on the date of vesting.

NON-QUALIFIED DEFERRED COMPENSATION

	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Name	($)(1)	($)(2)	($)(3)	($)	($)

Michael J. Hartnett	-	-	835	-	389,616

Daniel A. Bergeron	40,500	7,350	(18,283)	-	427,034

Thomas C. Crainer	21,980	5,495	(18,997)	-	623,900

Richard J. Edwards	24,050	6,012	(3,012)	-	148,928

Thomas J. Williams	132,740	5,791	18,950	-	537,785

(1)	These amounts represent contributions made by each individual to the SERP. These amounts are included in the “Salary” column for each individual in the Summary Compensation Table.

(2)	These amounts represent contributions made by the Company to the SERP. These amounts are included in the “All Other Compensation” column for each individual in the Summary Compensation Table.

(3)	These amounts consist of appreciation (depreciation) and earnings (loss) on such individual’s account under the SERP.

Supplemental Retirement Plan

Effective September 1, 1996, we adopted a non-qualified supplemental retirement plan, or SERP, for a select group of executive officers and management employees designated by our CEO. The SERP allows eligible employees to elect to defer until termination of their employment the receipt of up to 25% of their current salary. Until January 1, 2010 when the Company match was suspended, the Company made contributions equal to the lesser of 50% of the deferrals or 3.5% of the employee’s annual salary, which vest in full after three years of service following the effective date of the SERP. The match was reinstated on April 1, 2011 by the Company through matching contributions equal to 25% of the first 7% of eligible employee compensation. The SERP was amended in August, 2008, allowing eligible employees to defer up to 75% of their current salary and up to 100% of bonus compensation. Also, the vesting period was reduced to one year of service.

Accounts are paid, either in a lump sum or installments, upon retirement, death or termination of employment. Accounts are generally payable from our general assets. Employees’ rights to receive payments are subject to the rights of our creditors.

 POTENTIAL PAYMENTS UPON CHANGE-IN-CONTROL OR TERMINATION

 The table below summarizes the executive benefits and payments that would have been due to the CEO and other executive officers upon termination in connection with a change-in-control or termination of employment occurring on April 2, 2016, which in the case of Mr. Hartnett are based on the provisions of his current Employment Agreement and in the case of the other Executive Officers are based on their change-in-control letter agreements.

CHANGE IN CONTROL

Benefits and Payments Upon Change-in-Control	Named Executive Officers
	Michael J. Hartnett (1)(2)	Daniel A. Bergeron(5)	Thomas C. Crainer(5)	Richard J. Edwards(5)	Thomas J. Williams(5)
Bonus	$2,306,608	$375,000	$282,600	$275,400	$128,125
Severance payments	20,617,212	2,439,375	1,644,150	1,569,450	878,888
Other payments	36,900	49,243	41,949	24,409	40,680
Stock options vested and value upon termination (3)	4,061,600	819,700	815,600	680,180	386,750
Restricted stock vested and value upon termination (4)	6,734,114	773,325	380,476	343,651	201,359
Total	$33,756,434	$4,456,643	$3,164,775	$2,893,090	$1,635,802

(1)

On April 22, 2010, the Company entered into an employment agreement with Michael J. Hartnett, effective April 4, 2010, pursuant to which Mr. Hartnett will continue to be employed as President, CEO and Chairman of the Board of Directors of the Company. The employment agreement with Michael J. Hartnett provides that in the event of his termination of employment due to a change-in-control of the Company, he will generally be entitled to payment of his base salary and pro rata bonus through the date of termination, a severance payment of 250% of his base salary, annual bonus and annual equity awards and the continuation of certain benefits set forth in his employment agreement.

(2)	The actual amount of the incentive compensation plans payment is assumed to be equal to 150% of base salary for the applicable fiscal year, in accordance with Mr. Hartnett’s employment agreement, as well as equity grants equal to those awarded in the previous year.

(3)	All unvested stock options granted to the named executive officers would vest upon a change-in-control.

(4)	All restrictions associated with restricted stock grants would lapse upon a change of control.

(5)

The other named executive officers, in the event of a change-in-control, will generally be entitled to payment of their base salary and pro rata bonus through the date of termination, a severance payment of 150% of their base salary, annual bonus and annual equity awards and the continuation of certain benefits set forth in their change-in-control agreements.

TERMINATION

 The following summarizes executive benefits and payments that would have been due the CEO upon termination of employment other than due to a change-in-control occurring on April 2, 2016. No other executive officer has an employment agreement with the Company providing for payments to them upon termination of employment other than due to a change-in-control.

Benefits and Payments Upon Termination	Named Executive Officer
Michael J. Hartnett
Death or Disability/Without Cause (1)
Base salary	$922,643
Incentive bonus payments	1,383,965
Other payments	406,812
Stock options vested and value upon termination (2)	4,061,600
Restricted stock vested and value upon termination (3)	6,734,114
Total	$13,509,134

With Cause (4)
Base salary	$461,322
Other payments	203,406
Total	$664,728

Voluntary Termination (5)
Base salary	$461,322
Other payments	203,406
Stock options vested and value upon termination (2)	4,061,600
Restricted stock vested and value upon termination (3)	6,734,114
Total	$11,460,442

(1)	The employment agreement with Michael J. Hartnett provides that in the event of his termination of employment due to his death or disability, or without cause, he will generally be entitled to payment of his base salary plus a pro rata portion of his annual bonus plus the continuation of certain benefits for the remainder of the period ending April 1, 2017.

(2)	All unvested stock options granted to Michael J. Hartnett would vest upon his death or disability.

(3)	All restrictions associated with restricted stock grants would lapse upon his death or disability.

(4)	The employment agreement with Michael J. Hartnett provides that in the event of his termination of employment with cause, he will generally be entitled to payment of his base salary in addition to being entitled to the continuation of certain benefits set forth in his employment agreement for six months following the date of his termination of employment.

(5)	The employment agreement with Michael J. Hartnett provides that in the event of voluntary termination, he will generally be entitled to payment of his base salary in addition to being entitled to the continuation of certain benefits set forth in his employment agreement for six months following the date of his termination of employment. In addition, all restricted stock and stock options would immediately fully vest.

401(k) Plan

We maintain the Roller Bearing Company of America 401(k) Plan, or the 401(k) Plan, a plan established pursuant to Section 401(k) of the Code, for the benefit of our non-union employees. All non-union employees who have completed six months of service with us are entitled to participate. Subject to various limits, employees are entitled to defer up to 25% of their annual salary on a pre-tax basis and up to an additional 10% of their annual salary on an after-tax basis.

Effective April 4, 2010, the Company, set matching contributions to our 401(k) Plan equal to 10% of the first 3.5% of eligible employee compensation.

 We also maintain a 401(k) plan for non-exempt employees at some of our facilities. Subject to various limits, non-exempt employees are entitled to defer up to 25% of their annual salary on a pre-tax basis. We make employer contributions (matching and, in some cases, non-elective contributions) based on requirements in applicable collective bargaining agreements.

Equity Compensation Plan Information

 The following table provides information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of July 1, 2016, including the Company’s 1998 Stock Option Plan, 2001 Stock Option Plan, 2005 Long Term Incentive Plan and the 2013 Long Term Incentive Plan. The Company purchases shares on the open market for issuance under its various equity plans thus minimizing any dilutive effect of such plans.

	Equity Compensation Plan Information
	(A)		(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)
Equity compensation plans approved by stockholders	997,650	(1)	$54.51	927,610	(2)

(1)	The Company does not have equity compensation plans which have not been approved by the Company’s stockholders.

(2)	Applies to the 2005 Long Term Incentive Plan and the 2013 Long Term Incentive Plan only as no further equity grants may be made under the 1998 Stock Option Plan and 2001 Stock Option Plan.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by Ernst & Young LLP for fiscal 2015 and fiscal 2016.

	Fiscal Year
Fee Category	March 28, 2015	April 2, 2016
Audit Fees	$810,000	$1,177,000
Audit-Related Fees	-	-
Tax Fees	-	-
Total Fees	$810,000	$1,177,000

 Audit Fees:   Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees:   Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees:   Consists principally of fees for services provided in connection with worldwide tax planning and compliance services, expatriate tax services and assistance with tax audits and appeals.

All audit, audit-related and tax services performed by Ernst & Young LLP in fiscal 2015 and fiscal 2016 were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Pursuant to the Audit Committee charter, the Audit Committee must approve all audit engagement fees and other significant compensation to be paid to the independent registered public accounting firm and the terms of such engagement. The Audit Committee’s charter provides that individual engagements must be separately approved. Additionally, the Audit Committee must pre-approve any non-audit services to be provided to the Company by the independent registered public accounting firm. The Audit Committee policy also requires specific approval by the Audit Committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The Audit Committee charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

MATTERS RELATING TO REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The Audit Committee of the Board has reviewed and discussed the audited financial statements with management, which has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with management the quality and acceptability of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made and the clarity of the disclosures included in the statements.

The Audit Committee also reviewed the consolidated financial statements of the Company for fiscal 2016 with Ernst & Young LLP, the Company’s independent registered public accounting firm for fiscal 2016, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Audit Committee has discussed with Ernst & Young LLP, the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) including matters related to the planning and results of audit of the Company’s consolidated financial statements.

 The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on management’s assessment of and the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB relating to Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence and has considered whether the provision of non-audit services by Ernst & Young LLP to the Company is compatible with maintaining Ernst & Young LLP’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 2, 2016 for filing with the SEC.

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2017.

Respectfully submitted,

The Audit Committee of the Board of RBC Bearings Incorporated

Dr. Thomas J. O’Brien

Mitchell I. Quain

Edward D. Stewart

Alan B. Levine (Chairman)

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2017 MEETING

Stockholder proposals intended for inclusion in the Company’s proxy statement relating to the next annual meeting in 2017 must be received by the Company no later than March 31, 2017. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

Under the Company’s by-laws, proposals of stockholders not intended for inclusion in the proxy statement, but intended to be raised at the Company’s regularly scheduled annual meeting of stockholders to be held in 2017, must be received by the Company not less than 60 days nor more than 90 days prior to the meeting; provided , however , that in the event that less than 70 days’ notice or prior public announcement of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public announcement was made. Such proposals must also comply with the procedures outlined in the Company’s by-laws, a copy of which is available upon request from the Corporate Secretary, RBC Bearings Incorporated, One Tribology Center, Oxford, CT 06478.

DIRECTOR NOMINATIONS TO BE CONSIDERED BY THE BOARD

You may nominate director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such nomination should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth above. In addition, our by-laws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must deliver timely notice of such stockholder’s intent to make such nomination in writing to the Corporate Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 nor more than 90 days prior to the date of the first anniversary of the previous year’s annual meeting. In the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. To be in proper form, a stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director at such meeting (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Company evaluates director nominees recommended by stockholders in the same manner in which it evaluates other director nominees. The Company has established through its Nominating and Corporate Governance Committee selection criteria that identify desirable skills and experience for prospective Board members, including consideration of the potential candidate’s qualification as independent, as well as consideration of diversity, age, skills, expertise and experience in the context of the Board and other criteria determined by the Nominating and Corporate Governance Committee from time to time.

ADDITIONAL INFORMATION

The Company will bear the cost of the annual meeting and the cost of this proxy solicitation, including mailing costs. In addition to solicitation by mail, directors, officers, and regular employees of the Company may solicit proxies by telephone or otherwise, with no specific additional compensation to be paid for such services. The Company has not retained any third party to assist in this solicitation. The Company also will reimburse, upon request, all brokers and other persons holding shares of common stock for the benefit of others for their reasonable expenses in forwarding the Company’s proxy materials and any accompanying materials to the beneficial owners of the Company’s common stock and in obtaining authorization from beneficial owners to give proxies.

The Board knows of no matter to be brought before the annual meeting other than the matters identified in this proxy statement. If, however, any other matter properly comes before the annual meeting, the individuals named in the proxy solicited by the Board intend to vote on it on behalf of the stockholders they represent in the manner they consider appropriate.

By order of the Board of Directors,
s/ Thomas J. Williams /
Corporate Secretary

Dated: July 29, 2016

Appendix A

Directions To:

RBC Bearings Incorporated

Building B, 102 Willenbrock Road

One Tribology Center

Oxford, CT 06478.

Connecticut I-84 East or West to exit 16.

Head south on CT-188 S/Strongtown Road toward CT-67 N/Seymour Road

Turn left onto CT-188 S/CT-67 S/Seymour Road

Continue to follow CT-67 S/Seymour Road

Take the 1st left onto Hawley Road

Take the 2nd right onto Willenbrock Road

Destination will be on the left

RBC BEARINGS INCORPORATED

 PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

The board of directors recommends you vote “FOR” proposal 1:

1. Election of Directors:

Nominees:

For All	Withhold All	For All Except
☐	☐	☐

01. Mitchell I. Quain 02. Edward D. Stewart 03. Dr. Thomas J. O’Brien. 04. Daniel A. Bergeron.

 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

NOTE: Nominee 01 for Election in Class I for a One-year Term Expiring at our 2017 Annual Meeting. Nominees 02, 03 and 04 for Election in Class II for a Three-year Term Expiring at our 2019 Annual Meeting.

The board of directors recommends you vote “FOR” proposals 2 and 3:

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2017.

For	Against	Abstain
☐	☐	☐

3. To approve the compensation of our named executive officers.

For	Against	Abstain
☐	☐	☐

The board of directors recommends you vote “AGAINST” proposal 4:

4. To approve the resolution proposed by CalPERS to replace the Company’s plurality voting standard for election of directors with a majority voting standard

For	Against	Abstain
☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

This Proxy will be voted in the manner directed herein by the undersigned.

For address change/comments, mark here.

(see reverse for instructions)

Please indicate if you plan to attend this meeting	Yes	No
	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date:
Signature (Joint Owners)	Date:

RBC BEARINGS INCORPORATED

PROXY FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of RBC Bearings Incorporated, a Delaware corporation (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint Dr. Michael J. Hartnett, Daniel A. Bergeron and Thomas J. Williams, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2016 Annual Meeting of Stockholders of the Company to be held on September 12, 2016 at 9:00 a.m., local time, at Building B, 102 Willenbrock Road, One Tribology Center, Oxford, CT 06478. and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, “FOR” PROPOSAL 2 ,“FOR” PROPOSAL 3 AND “AGAINST” PROPOSAL 4 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

ADDRESS CHANGE / COMMENTS/:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side